UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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ACCESS NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Access National Corporation
1800 Robert Fulton Drive, Suite 300
Reston, Virginia 20191
Dear Fellow Shareholders:
          You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Access National Corporation. The meeting will be held on Tuesday, May 19, 2009, at 4:00 p.m. at the Corporation’s office located at 1800 Robert Fulton Drive, Reston, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our annual report to shareholders for the year ended December 31, 2008, which will be reviewed at the Annual Meeting.
          PLEASE COMPLETE, SIGN, DATE, AND RETURN THE REVOCABLE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. It is important that your shares be represented and your vote recorded. If you decide to attend the Annual Meeting in person, you can revoke your proxy at any time before it is voted at the meeting and request to vote in person if you so desire. If your shares are held in “street name” through a broker or other nominee and you plan to attend the Annual Meeting and wish to vote in person, you must bring with you a proxy or letter from your broker or nominee to confirm your ownership of shares.
          We appreciate your continuing loyalty and support of Access National Corporation and its subsidiaries, Access National Bank, Access National Mortgage Corporation and Access National Leasing Corporation.
Sincerely,
Michael W. Clarke
President & Chief Executive Officer
Reston, Virginia
April 15, 2009

ACCESS NATIONAL CORPORATION
1800 Robert Fulton Drive, Suite 300
Reston, Virginia 20191

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2009
          The 2009 Annual Meeting of Shareholders of Access National Corporation (the “Corporation”) will be held at the Corporation’s office located at 1800 Robert Fulton Drive, Reston, Virginia on Tuesday, May 19, 2009, at 4:00 p.m. for the following purposes:
1.	To elect two (2) Class I directors to the Board of Directors of the Corporation to serve until the 2012 Annual Meeting of Shareholders, as described in the Proxy Statement accompanying this notice;

2.	To approve the Corporation’s 2009 Stock Option Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
          Shareholders of record at the close of business on April 1, 2009, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors,
Sheila M. Linton
Vice President & Corporate Secretary
April 15, 2009
IMPORTANT NOTICE
          WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE REVOCABLE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. SHAREHOLDERS ATTENDING THE MEETING MAY PERSONALLY VOTE ON ALL MATTERS THAT ARE CONSIDERED, IN WHICH EVENT THEIR SIGNED PROXIES WILL BE REVOKED. IF YOU HOLD SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

ACCESS NATIONAL CORPORATION
1800 Robert Fulton Drive, Suite 300
Reston, Virginia 20191
PROXY STATEMENT
2009 ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2009
GENERAL
          The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the enclosed proxy to be used at the 2009 Annual Meeting of the Shareholders (the “Annual Meeting”) of Access National Corporation to be held on Tuesday, May 19, 2009, at 4:00 p.m. at the Corporation’s office located at 1800 Robert Fulton Drive, Reston, Virginia. The approximate mailing date of this Proxy Statement is April 15, 2009.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 19, 2009
          The Notice of 2009 Annual Meeting of Shareholders, this Proxy Statement and the 2008 Annual Report to Shareholders are available on the internet at the following website: www.cfpproxy.com/5610.
Revocation and Voting of Proxies
          Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. If your shares are held in “street name” through a broker or other nominee and you plan to attend the Annual Meeting and wish to vote in person, you must bring with you a proxy or letter from your broker or nominee to confirm your ownership of shares. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Corporation or by submitting a proxy bearing a later date. If your shares are held in “street name”, you will receive voting instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted or to change your vote. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to a proposal, the proxy will be voted FOR the director nominees named in Proposal One and FOR approval of the Access National Corporation 2009 Stock Option Plan described in Proposal Two, and all other matters will be voted by the named individuals to whom the proxy has been granted in accordance with their best judgment.
Directions to Annual Meeting
          To obtain directions to attend the Annual Meeting and vote in person, please contact the Secretary of the Corporation at (703) 871-2100.
Voting Rights of Shareholders
          Only those shareholders of record at the close of business on April 1, 2009, are entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof. The number of shares of common stock of the Corporation outstanding and entitled to vote at the Annual Meeting is 10,294,228. The Corporation has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of the Corporation’s common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

          With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Approval of any other matter (including the Access National Corporation 2009 Stock Option Plan) requires an affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum, they are not counted for purposes of determining whether such matter has been approved, and therefore have no effect.
Solicitation of Proxies
          The cost of solicitation of proxies will be borne by the Corporation. Solicitations will be made only by the use of the mail, except that officers and regular employees of the Corporation and its subsidiaries may make solicitations of proxies by telephone or mail, acting without compensation other than their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Corporation will reimburse them for their charges and expenses in this connection if so requested.
Security Ownership of Certain Beneficial Owners
          The following table shows as of March 31, 2009, the beneficial ownership of the Corporation’s common stock by persons known by the Corporation to own more than 5% of the Corporation’s voting common stock.

	Common Stock	Number of Shares	Number of Shares
	Beneficially	under Exercisable	under Exercisable	Percent of
Name and Address	Owned	Options	Warrants	Class
Michael Rebibo	622,508 (1)	0	0	6.09%
3107 Wheatland Farms Court Oakton, Virginia 22124
Jacques Rebibo	572,458 (2)	50,964	0	6.03%
7216 Dulany Drive McLean, Virginia 22101
All other persons known by the Corporation to be the owners of more than 5% of the Corporation’s common stock are also directors and/or named executive officers of the Corporation and are listed in the table below under “Security Ownership of Management.”
Security Ownership of Management
          The following table shows as of March 31, 2009, the beneficial ownership of the Corporation’s common stock of each director, director nominee and named executive officer and of all directors and executive officers of the Corporation as a group.

	Common Stock		Number of Shares
	Beneficially		under Exercisable	Percent of
Name	Owned		Options	Class
J. Randolph Babbitt	207,262	(3)	45,780	2.45%
Reston, Virginia

Michael W. Clarke	623,208	(4)	37,206	6.39%
Vienna, Virginia

John W. Edgemond	265,445	(5)	29,580	2.86%
Reston, Virginia

Dean F. Hackemer	196,804	(6)	9,000	2.00%
Fairfax, Virginia

James L. Jadlos	469,550	(7)	49,492	5.02%
Denver, Colorado

Thomas M. Kody	421,832	(8)	29,580	4.37%
McLean, Virginia

Robert C. Shoemaker	359,412	(9)	27,282	3.75%
Fairfax, Virginia

Charles Wimer	99,686	(10)	8,814	1.05%
Virginia Beach, Virginia

All Directors & Executive	2,643,199		236,734	27.88%

Officers as a group (8 persons)

For purposes of these tables above, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days. All shares of common stock indicated in the above tables are subject to the sole investment and voting power of the identified person, except as otherwise set forth in the footnotes below. All data included in the footnotes below is as of March 31, 2009.

(1)	According to Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2009 by Mr. Michael Rebibo, as of December 31, 2008, Mr. Rebibo was the beneficial owner of 622,508 shares of the Corporation’s common stock and had shared voting and investment power with respect to 368,386 shares.

(2)	Based on information provided by Mr. Jacques Rebibo.

(3)	Includes 144,148 shares held in trust and with respect to which Mr. Babbitt shares the power to vote and dispose of the shares, 47,790 shares that Mr. Babbitt holds jointly with his spouse, and 9,900 shares that Mr. Babbitt holds jointly with his grandchildren.

(4)	Includes 88,506 shares held by Mr. Clarke’s spouse, of which 83,310 are pledged as collateral for loans; 281,180 shares pledged by Mr. Clarke as collateral for loans; and 87,502 shares held by Mr. Clarke in margin accounts that may from time to time be pledged as collateral.

(5)	Includes 7,512 shares held by Mr. Edgemond’s spouse; 17,583 shares held by Mr. Edgemond as custodian for minor children; 168,933 shares held in trust and with respect to which Mr. Edgemond shares the power to vote and dispose of such shares, all 97,689 shares of which are held in margin accounts that may from time to time be pledged as collateral.

(6)	Includes 17,000 shares held by Mr. Hackemer’s spouse and 136,804 shares that Mr. Hackemer holds jointly with his spouse.

(7)	Includes 326,200 shares that Mr. Jadlos holds jointly with his spouse.

(8)	Includes 383,231 shares that Mr. Kody holds jointly with his spouse and 38,601 shares held by Kody Holdings, LLC, of which Mr. Kody has 50% ownership.

(9)	Includes 37,427 shares held by Mr. Shoemaker’s spouse; 216,933 shares that Mr. Shoemaker holds jointly with his spouse, 216,310 of which are pledged collateral for loans; and 3,683 shares held as custodian for his minor children.

(10)	Includes 45,475 shares that Mr. Wimer holds jointly with his spouse.

Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires directors, executive officers and 10% beneficial owners of companies whose securities are registered under Section 12 of the Exchange Act to file reports with the Securities and Exchange Commission (the “SEC”) concerning their ownership of the companies’ securities. Based solely upon the Corporation’s review of such reports, or written representations that no other reports were required, the Corporation believes that all executive officers, directors and greater than 10% beneficial owners filed these required reports on a timely basis with respect to 2008 with the following exceptions: during the year, Mr. Edgemond filed two late Form 4s for two transactions, Mr. Babbitt filed two late Form 4s for two transactions, Mr. Kody filed two late Form 4s for two transactions and Mr. Jacques Rebibo filed one late Form 4 for one transaction.
PROPOSAL ONE
ELECTION OF DIRECTORS
          The Board is divided into three classes (I, II, and III) of directors. The term of office for Class I directors will expire at the Annual Meeting. The two (2) persons named below, each of whom currently serves as a director of the Corporation, will be nominated to serve as Class I directors. If elected, the Class I nominees will serve until the 2012 Annual Meeting of Shareholders. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Board believes that the nominees will be available and able to serve as directors, but if either of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Board.
          Certain information concerning the nominees for election at the Annual Meeting as Class I directors is set forth below, as well as certain information about the Class II and III directors, who will continue in office until the 2010 and 2011 Annual Meetings of Shareholders, respectively.

	Served
Name (Age)	Since (1)	Previous Business Experience
Class I Nominees (To Serve Until the 2012 Annual Meeting)

Michael W. Clarke (47)	1999	Mr. Clarke has served as President, Chief Executive Officer and a Director of the Corporation since it was formed in 2002 and has served as President, Chief Executive Officer and a Director of the Bank since it was organized in 1999. Prior to joining the Bank, Mr. Clarke served as Chief Credit Officer of Patriot National Bank from its inception in 1990 until the company was sold in 1997 and remained with United Bank in the same capacity through 1998. Prior to joining Patriot, Mr. Clarke was Vice President of commercial lending at Crestar Bank in Alexandria, Virginia, from 1985 to 1989. Mr. Clarke graduated from Virginia Tech with a B.S. degree in finance. Mr. Clarke has over 24 years of experience in the banking industry.

James L. Jadlos (43)	2000	Mr. Jadlos has served as a Director of the Corporation since it was formed in 2002 and has served as a Director of the Bank since May 23, 2000. Mr. Jadlos was previously CEO of McDash Analytics, LLC, a provider of data services to support the mortgage industry, from 2003 until it was sold to Lender Processing Services, Inc. in 2008, where he is now Chief Operating Officer of their LPS/Applied Analytics division. Mr. Jadlos is also the lead principal of Griffin Capital Partners, Inc. based in Denver, Colorado, which is an advisor to mortgage companies and banks on a nationwide basis with respect to the valuation, sale and brokerage of mortgage assets. Mr. Jadlos graduated from the University of Virginia with a B.A. degree in economics and has over 20 years of experience in the mortgage industry.

	Served
Name (Age)	Since (1)	Previous Business Experience
Class II Directors (Serving Until the 2010 Annual Meeting)

Robert C. Shoemaker (48)	1999	Mr. Shoemaker has served as Executive Vice President and a Director of the Corporation since it was formed in 2002 and has served as Executive Vice President, Chief Credit Officer and a Director of the Bank since it was organized in 1999. From 1990 to 1999, Mr. Shoemaker served as Senior Vice President of construction and real estate lending for Patriot National Bank in Vienna, Virginia and its successor, United Bank. Mr. Shoemaker graduated from the Hankamer School of Business at Baylor University with a B.A. degree in business administration and has over 24 years of experience in the banking industry.

Thomas M. Kody (47)	1999	Mr. Kody has served as a Director of the Corporation since it was formed in 2002 and has served as a Director of the Bank since it was organized in 1999. Since 1994, Mr. Kody has owned and operated a network of automobile dealerships and related businesses in Maryland and Virginia. Mr. Kody graduated from the University of Virginia with a B.A. degree in economics and government and attended the University of Virginia’s McIntire School of Commerce.

Class III Directors (Serving Until the 2011 Annual Meeting)

John W. Edgemond (47)	1999	Mr. Edgemond has served as a director of the Corporation since it was formed in 2002 and has served as a Director of the Bank since it was organized in 1999. Mr. Edgemond is the owner and president of Greenworks Landscaping, a contract landscape and retail nursery in Chantilly, Virginia, which he founded in 1987. Prior to that time, Mr. Edgemond operated as a sole proprietor in the landscape business in Northern Virginia. Mr. Edgemond graduated from the University of California at Davis with a B.S. degree in plant science.

J. Randolph Babbitt (62)	1999	Mr. Babbitt has served as a Director of the Corporation since it was formed in 2002 and has served as a Director of the Bank since it was organized in 1999. Mr. Babbitt was president and chief executive officer of ECLAT Consulting, Inc., an aviation consulting practice, from its organization in 2001, until its merger into Oliver Wyman in September 2007, where Mr. Babbitt currently serves as a partner. On March 27, 2009, President Barack Obama announced his intent to nominate Mr. Babbitt to be Administrator of the U.S. Federal Aviation Administration, the regulator of all aspects of civil aviation. Mr. Babbitt formerly served as president of the Air Line Pilots Association International and has more than 40 years of experience in the aviation field, starting in 1966 as a pilot for Eastern Air Lines. Mr. Babbitt attended the University of Georgia and University of Miami.

(1)	Includes term as a director of the Bank prior to the reorganization in which the Corporation became the holding company for the Bank.
Unless authority for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees recommended by the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTORS NOMINATED TO SERVE AS CLASS I DIRECTORS.

PROPOSAL TWO
APPROVAL OF ACCESS NATIONAL CORPORATION STOCK OPTION PLAN
General
          The Corporation’s Board of Directors adopted the Access National Corporation 2009 Stock Option Plan (the “2009 Plan”) on March 24, 2009, subject to shareholder approval. The 2009 Plan provides for the award of stock options to employees and directors of the Corporation and its subsidiaries and will become effective on May 19, 2009 (the “Effective Date”) if it is approved by shareholders at the Annual Meeting.
          The primary purpose of the 2009 Plan is to promote the success of the Corporation and its subsidiaries by providing stock options as incentives to employees of the Corporation and any subsidiaries that will promote the identification of their personal interests with the long-term financial success of the Corporation and its subsidiaries and with growth in shareholder value. The 2009 Plan is designed to provide flexibility to the Corporation and its subsidiaries in its ability to motivate, attract, and retain the services of employees upon whose effort the successful conduct of its operation is largely dependent. The 2009 Plan is also intended to promote a greater identity of interests between directors and the Corporation’s shareholders by increasing the directors’ interests in the Corporation through receipt of stock option awards.
          The 2009 Plan provides that no awards may be granted under the plan unless and until the plan is approved by shareholders. The 2009 Plan also provides that no awards may be granted under the plan after May 18, 2019.
Effect on 1999 Stock Option Plan
          The Corporation’s 1999 Stock Option Plan, as restated effective April 22, 2003 (the “Prior Plan”) currently authorizes the issuance of a maximum of 1,950,000 shares. As of April 13, 2009, awards relating to 647,323 shares have been granted under the Prior Plan and 447,291 shares remain available for grant under the Prior Plan.
          If the 2009 Plan is approved by shareholders, no new awards will be granted under the Prior Plan on or after the Effective Date of the 2009 Plan. Options granted under the Prior Plan will remain outstanding under the Prior Plan, but no shares authorized under the Prior Plan will be transferred to or used under the 2009 Plan. The Corporation has no plans to grant additional awards under the Prior Plan between the date of this Proxy Statement and the Annual Meeting.
          As of April 10, 2009, the closing price per share of the Corporation’s common stock as reported on the Nasdaq Global Market was $4.80.
          The Board believes that the Corporation’s continued success depends in large part on its ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board believes adoption of the 2009 Plan is in the best interests of the Corporation and its shareholders and recommends a vote “FOR” approval of the 2009 Plan.

          The following description of the 2009 Plan is qualified in its entirety by reference to the 2009 Plan, a copy of which is attached as Appendix A to this Proxy Statement.
Administration
          The 2009 Plan will be administered by a stock option committee (the “Committee”) which is currently the Corporation’s Compensation Committee. The Committee will have the power to determine, in its sole discretion, the directors and employees to whom awards will be made.
          Each option award under the 2009 Plan will be made pursuant to a written agreement between the Corporation and the recipient of the award (the “Agreement”). In administering the 2009 Plan, the Committee generally will have the authority to determine the terms and conditions upon which awards may be made and exercised, to determine terms and provisions of each Agreement, to construe and interpret the 2009 Plan and the Agreements, to establish, amend or waive rules or regulations for the 2009 Plan’s administration, to accelerate the exercisability of any award and to make all other determinations and take all other actions necessary or advisable for the administration of the 2009 Plan.
Eligibility
          Persons eligible to participate in the 2009 Plan are employees and directors (including members of any regional or advisory board established by the Board) of the Corporation and its subsidiaries. The Corporation currently has four non-employee directors and 315 employees who would be eligible to be selected by the Committee to participate in the 2009 Plan. Persons receiving option awards under the 2009 Plan are sometimes referred to below as recipients.
Shares Available Under the 2009 Plan
          If shareholders approve the 2009 Plan, the Corporation will be authorized to issue up to 975,000 shares of common stock to employees and directors under the 2009 Plan.
          Generally, shares of common stock issued in connection with the exercise of an option will be charged against the total number of shares issuable under the 2009 Plan and will reduce the number of shares available for future awards under the 2009 Plan. If any option granted (for which no material benefits of ownership have been received) terminates, expires or lapses for any reason other than as a result of being exercised, the shares of common stock subject to such award will be available again for further awards. In addition, any shares retained by the Corporation in satisfaction of payment of the exercise price or withholding taxes will be available again for future awards.
          The 2009 Plan provides that the maximum number of shares for which awards may be granted, the terms of outstanding options, and the per recipient limits on the number of shares for which awards may be granted under the plan shall be adjusted as the Committee determines in order to retain the intrinsic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange or similar event with respect to the Corporation, provided that the Committee shall not make any adjustment that would cause an incentive stock option to lose its status under Section 422 of the Code or that would violate Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
Option Awards
          The 2009 Plan permits the grant of incentive stock options (“ISOs”) under Section 422 of the Code and of non-qualified stock options (“NQSOs” and, together with ISOs, “options”). Awards granted to employees may be either ISOs or NQSOs. Awards granted to non-employee directors must be NQSOs.
          All options granted as ISOs will comply with the applicable provisions of the Code and all other applicable rules and regulations governing ISOs. All other option terms will be determined by the Committee in its sole discretion, subject to the provisions of the 2009 Plan. No option will be exercisable in any event after ten years from its grant (or five years in the case of awards of ISOs to a recipient who, on the date of grant, owns more than 10% of the total combined voting power of the Corporation). The exercise price for an option will not be less than the fair market value of a share of the Corporation’s common stock on the date of grant. In addition, the exercise price for an ISO granted to a recipient who, on the date of grant, owns more than 10% of the total combined voting power of the Corporation shall be not less than 110% of the fair market value of the Corporation’s common stock on the date of grant. Except for an adjustment the Committee determines to be equitably required upon a change in the common stock described above, the exercise price for an option may not be reduced after the date of grant.

          No recipient may be granted options in any calendar year covering more than 50,000 shares, and no employee may be granted ISOs (under the 2009 Plan or any other plan of the Corporation) that are first exercisable in a calendar year covering shares of the Corporation’s common stock having an aggregate fair market value (determined as of the date of grant) exceeding $100,000.
          Unless the Committee authorizes another form of payment, payment of the exercise price shall be in cash. The Committee may, in its sole discretion, allow for payment of the exercise price by “cashless” exercise or “net” exercise, by delivery of shares of the Corporation’s common stock owned by the recipient or other approved method.
          Unless otherwise provided in the Agreement pursuant to which the award is received, each option will become exercisable two and one-half years following the date of grant, the unexercised portion of any employee-granted option will be forfeited when the employee terminates employment with the Corporation or its subsidiaries, and the unvested portion of any outstanding option granted to a non-employee director will be forfeited when the non-employee director ceases to serve as a director of the Corporation or its subsidiaries. Unless otherwise provided in the Agreement pursuant to which the award is received, any outstanding option will become exercisable in the event of a Change in Control of the Corporation (as discussed below).
          In addition, unless otherwise provided in the Agreement pursuant to which the award is received, for options exercised within 90 days prior to or, to the extent allowed, at any time after a recipient’s termination of employment for any reason other than death, disability or retirement (as “disability” and “retirement” are defined in the 2009 Plan), the recipient will be required to pay to the Corporation within ten days of such termination the amount of any gain realized as a result of such exercise and the Corporation will be entitled to set-off such amount against any amount owed to the recipient by the Corporation.
          All options are subject to exercise or forfeiture if the Corporation’s capital falls below its minimum requirements, as determined by its state or federal primary regulator, and the Corporation’s primary federal regulator so directs the Corporation to require such exercise or forfeiture.
Change in Control
          In order to maintain all the recipients’ rights in the event of a Change in Control of the Corporation (as that term is defined in the 2009 Plan), the Committee, as constituted before such Change in Control, may in its sole discretion take any one or more of the following actions either at the time an award is made or at any time thereafter: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such award so that such award may be exercised or realized in full on or before a date initially fixed by the Committee (assuming the Agreement with respect to the award does not already provide for such acceleration); (ii) provide for the purchase or settlement of any such award by the Corporation for an amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of such recipient’s rights had such award been currently exercisable or payable; (iii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.
Modification, Extension and Renewal of Awards
          Subject to the terms, conditions and limitations of the 2009 Plan, the Committee may modify, extend or renew outstanding option awards, or, if authorized by the Board, accept the surrender of outstanding awards and authorize new awards in substitution therefor, provided that the exercise price of any award may not be lowered other than as determined by the Committee to retain the intrinsic value or opportunity to reflect events such as stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations or other similar events.
The Committee may also modify any outstanding Agreement, provided that no modification may adversely affect the rights or obligations of the recipient without the consent of the recipient or make the award subject to Section 409A of the Code.

Amendment, Modification and Termination of the 2009 Plan
     The Board may terminate, amend or modify the 2009 Plan from time to time in any respect, unless the particular amendment or modification would adversely affect any recipient in which case the written consent of the recipient would be required. Any such amendment may be effected without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Corporation’s common stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations. Currently, it is anticipated that shareholder approval would be required for any amendment that would (i) materially increase the benefits accruing to recipients, (ii) materially increase the number of securities that may be issued under the plan, (iii) materially modify the requirements as to eligibility for participation, or (iv) materially expand the types of awards that may be issued.
Non-Transferability
     Unless specifically provided in an Agreement regarding a NQSO, options granted under the 2009 Plan may not be sold, transferred, pledged, assigned or otherwise encumbered by a recipient, other than by will or the laws of descent and distribution. Options may be exercised during the recipient’s lifetime only by the recipient or any permitted transferee or, in the case of disability, by the recipient’s legal representative.
Certain Federal Income Tax Consequences
     The following is a brief summary of the U.S. federal income tax consequences relating to awards under the 2009 Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.
     ISOs. A recipient who receives an ISO will not be subject to taxation at the time of grant or exercise (if exercised not more than three months, or one year if the recipient is disabled, after ceasing to be an employee of the Corporation or any subsidiary), nor will the Corporation be entitled to a deduction for federal income tax purposes at such times. However, the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price is a tax preference item for purposes of determining a recipient’s alternative minimum tax. If an ISO is exercised more than three months, or one year if the recipient is disabled, after ceasing to be an employee of the Corporation or any subsidiary, the option will be treated as a NQSO for federal income tax purposes.
     A disposition of the shares acquired on exercise of an ISO after the expiration of the required holding period at a gain will generate long-term capital gain in the year of disposition, and the Corporation will not be entitled to a deduction for federal income tax purposes. A disposition of the shares acquired on exercise of an ISO prior to the expiration of the applicable holding period (a disqualifying disposition) will subject the recipient to taxation as ordinary compensation income in the year of disposition in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price (or, if less, the excess of the amount realized on the disposition over the exercise price), and the Corporation generally will be entitled to a corresponding deduction for federal income tax purposes at that time. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. A recipient’s basis in the shares acquired on exercise of an ISO is equal to the exercise price paid plus any amount includible in income as a result of a disqualifying disposition.
     NQSOs. A NQSO award results in no taxable income to the recipient receiving the award or deduction to the Corporation at the time of grant. A recipient who exercises a NQSO will realize ordinary compensation income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Corporation generally will be entitled to a corresponding deduction for federal income tax purposes at that time. For each share received upon exercise, the taxation of the post-receipt appreciation or depreciation is treated as either a short or long-term capital gain or loss, depending upon the length of time the recipient held the shares.

     Use of Shares to Exercise Options. Special rules govern the tax treatment of the use of shares of common stock to pay the exercise price of an ISO or NQSO.
     Tax Rules Affecting Nonqualified Deferred Compensation Plans. Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to qualify for an exemption from the rules with respect to an award under the 2009 Plan could result in significant adverse tax results to the recipient of such award, including immediate taxation upon vesting, an additional income tax of 20% of the amount of income so recognized, plus a special tax in the nature of interest. The 2009 Plan is designed to allow the grant of awards which are intended to qualify for an exemption from Section 409A of the Code.
     General. The rules governing the tax treatment of awards that may be granted under the 2009 Plan are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state laws may not be the same as under the federal income tax laws. Recipients of options under the 2009 Plan are urged to consult a tax advisor as to the tax consequences of participation.
Term of 2009 Plan
     If approved by the shareholders, the 2009 Plan will be effective as of May 19, 2009 and will remain in effect, subject to the right of the Board to terminate the 2009 Plan at any time, until May 18, 2019, at which time the 2009 Plan shall terminate except that awards made prior to and outstanding on that date shall remain valid in accordance with their terms.
     No option awards will be granted under the 2009 Plan until its Effective Date.
New Plan Benefits
     Because the grant of awards under the 2009 Plan is within the discretion of the Committee, and the Committee has not made any determination as to awards to be made under the 2009 Plan, the Corporation cannot determine any other participants that the Committee will select to participate in the 2009 Plan, or the type or size of any other award that will in the future be received by or allocated to any recipient under the 2009 Plan. The Corporation also cannot determine the recipients that the Committee would have selected to participate in the 2009 Plan, or the type or size of any award that the Committee would have approved, had the 2009 Plan been in effect during the last fiscal year.
Vote Required
     The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Annual Meeting, is required to ratify and approve the 2009 Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ACCESS NATIONAL CORPORATION 2009 STOCK OPTION PLAN.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
          The current Board of Directors is comprised of six members, a majority of whom are “independent,” as defined by the listing standards of the NASDAQ Stock Market, Inc. (“Nasdaq”). The Board of Directors has determined in accordance with the Nasdaq listing standards that these independent directors have no relationships with the Corporation that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent directors during 2008 were Messrs. Babbitt, Edgemond, Jadlos, Kody and Jacques Rebibo. Since Mr. Rebibo’s resignation from the Board of Directors effective February 1, 2009, the independent directors are Messrs. Babbitt, Edgemond, Jadlos and Kody.
          During 2008, there were 12 meetings of the Board of Directors of the Corporation. Attendance at Board meetings and Board committees was in person or by telephone. All of the directors attended at least 75% of all meetings of the Board and Board committees on which he served. When directors are unable to attend a meeting, it is the Corporation’s practice to provide all meeting materials to the director, and the Chief Executive Officer (“CEO”) consults and apprises the director of the meeting’s subject matter, or the Committee Chair apprises the director if it is a committee on which the CEO does not serve.
          The Corporation has not adopted a formal policy on directors’ attendance at our annual meetings of shareholders, although all board members are invited and encouraged to attend and, historically, most have done so. All seven board members attended the 2008 Annual Meeting of Shareholders.
          The Board of Directors has standing Audit, Nominating and Governance, Compensation, and Loan Committees.
          Nominating and Governance Committee. Members of the Nominating and Governance Committee during 2008 were Messrs. Edgemond (Chair), Babbitt, Jadlos, Kody and Rebibo, each of whom was independent under the Nasdaq listing standards. Effective with Mr. Rebibo’s resignation from the Board of Directors on February 1, 2009, the members of the committee are Messrs. Edgemond (Chair), Babbitt, Jadlos and Kody, each of whom is independent under the Nasdaq listing standards. The committee met once in 2008. The committee is responsible for making recommendations to the full Board regarding nominations of individuals for election to the Board of Directors and for evaluating the Board’s structure, personnel, committee composition and general governance processes. The committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Corporation’s website, www.AccessNationalBank.com under “Investor Relations — Governance Documents”. The Board of Directors reviews and reassesses the adequacy of this charter annually.
          Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Corporation and time available for meetings and consultation on company matters. In addition, in accordance with the Corporation’s bylaws, no person may be nominated to be or elected a director who would be 70 or older on the date of election. The committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board of Directors, to the Corporation and to its shareholders. The committee evaluates potential nominees, whether proposed by shareholders or otherwise, by reviewing their qualifications, results of personal and business reference interviews and other relevant information. Candidates whose evaluations are favorable are then recommended by the committee for selection by the full Board. The full Board then selects and recommends candidates for nomination as directors for shareholders to consider and vote upon at the annual meeting.
          While there are no formal procedures for shareholders to submit director candidate recommendations, the Nominating and Governance Committee will consider candidates recommended by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All such shareholder recommendations should be submitted to the attention of the Corporation’s Secretary at the Corporation’s principal office in Reston, Virginia and must be received by January 31, 2010 in order to be considered by the Nominating and Governance Committee for the next annual election of directors. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating and Governance Committee.

          In addition, in accordance with the Corporation’s bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an annual meeting if advance notice of the nomination is provided in writing. Notice of any such shareholder nominations for the next annual election of directors must be received by the Corporation’s Secretary at the Corporation’s principal office in Reston, Virginia, no later than March 16, 2010, provided that notice of nominations shall not be required to be made more than 90 days prior to the date of the 2010 Annual Meeting.
          In order to be valid, notice of a shareholder nomination must set forth (1) the name and address of the shareholder who intends to make the nomination; (2) the name and address of the person or persons to be nominated; (3) a representation that the shareholder is a record holder of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such persons) pursuant to which the shareholder is making the nomination; (5) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors, including the amount and nature of the nominee’s beneficial ownership of the Corporation, the nominee’s principal occupation for the past five years and his or her age; and (6) the written consent of each nominee to serve as a director if elected.
          Compensation Committee. Members of the Compensation Committee during 2008 were Messrs. Jadlos (Chair), Babbitt, Edgemond, Kody and Rebibo, each of whom was independent under the Nasdaq listing standards. Effective with Mr. Rebibo’s resignation from the Board of Directors on February 1, 2009, the members of the committee are Messrs. Jadlos (Chair) Babbitt, Edgemond and Kody, each of whom is independent under the Nasdaq listing standards. The committee met once in 2008. The committee is responsible for recommending the level of compensation of each executive officer of the Corporation and its subsidiaries, the granting of equity based compensation, employment agreements and other employee compensation plans for approval by the full Board of Directors, except that the Chief Executive Officer is not present during deliberations or voting with respect to his compensation, and the Executive Vice President / Chief Credit Officer is not present during deliberations or voting with respect to his compensation. The committee operates pursuant to a written charter adopted by the Board of Directors, which the committee reviews and reassesses annually and recommends any changes to the Board of Directors for approval. The charter is available on the Corporation’s website, www.AccessNationalBank.com under “Investor Relations - Governance Documents”.
          Audit Committee. Members of the Audit Committee during 2008 were Messrs. Babbitt (Chair), Edgemond, Jadlos, Kody and Rebibo, each of whom satisfied the independence requirements and financial literacy requirements of the Nasdaq listing standards and SEC regulations applicable to audit committee members. Effective with Mr. Rebibo’s resignation from the Board of Directors on February 1, 2009, the members of the committee are Messrs. Babbitt (Chair), Edgemond, Jadlos and Kody, each of whom satisfies the independence requirements and financial literacy requirements of the Nasdaq listing standards and SEC regulations applicable to audit committee members.
          While the Board of Directors believes that all of its Audit Committee members have the necessary experience and level of financial sophistication to serve effectively on the Audit Committee, the Board has determined that the Corporation does not currently have an “audit committee financial expert,” as defined by the SEC’s rules and regulations, serving on the Audit Committee. Nevertheless, the Board of Directors believes that the cumulative experience of the directors serving on the Audit Committee is adequate to provide appropriate oversight of the Corporation’s and the Bank’s audit functions. The members of the Audit Committee have significant management and financial oversight experience in businesses of various size and complexity across a variety of industries. In addition, all members of the Audit Committee have past employment experience in finance or accounting or comparable experience which results in each individual’s financial sophistication.

          The Audit Committee assists the Board in its oversight duties with respect to financial reporting, internal controls and other matters relating to corporate governance. The Audit Committee reviews and approves various audit functions including the year-end audit performed by the Corporation’s independent public accountants. The Audit Committee met six times during 2008. The committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Corporation’s website, www.AccessNationalBank.com under “Investor Relations - Governance Documents”. See Report of the Audit Committee on page 30.
          Code of Ethics. The Corporation has adopted a Code of Ethics that applies to its directors, executives and employees. The Corporation’s Code of Ethics is available on the Corporation’s website, www.AccessNationalBank.com under “Investor Relations — Governance Documents”.
Shareholder Communications with the Board of Directors
          Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Board of Directors/Individual Director, c/o Corporate Secretary, Access National Corporation, 1800 Robert Fulton Drive, Suite 300, Reston, Virginia 20191. All shareholder communications must be written and should contain the address, telephone number and email address, if any, of the person submitting the communication. All shareholder communications will be delivered to their addressees. Correspondence directed to an individual Board member will be referred, unopened, to that member. Correspondence not directed to a particular Board member will be referred, unopened, to the Secretary or CEO.
Executive Officers Who Are Not Directors

	Executive
	Officer
Name (Age)	Since	Current Position	Previous Business Experience
Charles Wimer (64)	2000	Executive Vice President and Chief Financial Officer, Access National Corporation and Access National Bank.	Mr. Wimer has served as Executive Vice President and Chief Financial Officer of the Corporation since April 2002 and has served as Executive Vice President and Chief Financial Officer of the Bank since January 2000.

Dean F. Hackemer (44)	2004	Senior Vice President, Access National Bank; President and Chief Executive Officer, Access National Mortgage Corporation.	Mr. Hackemer has served as Senior Vice President of the Bank and President of Access National Mortgage Corporation since September 2004 and Chief Executive Officer of Access National Mortgage Corporation since 2005. Prior to his current role, Mr. Hackemer served as Executive Vice President and Chief Operating Officer of the mortgage company from 2002 to 2004, and as a loan officer, Vice President and Senior Vice President of Mortgage Investment Corporation from 1992 to 2002. Mr. Hackemer graduated from the University of Virginia with a B.A. degree in economics. Mr. Hackemer has over 21 years of banking and mortgage banking experience.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and General Objectives
          The overall objective of the Corporation’s various compensation programs is to attract and retain skilled personnel. The Corporation believes the attraction and retention of skilled professionals has been the single most important contributing factor to the Corporation’s success since its inception. The Corporation recruits for and places high performance expectations upon its personnel. In order to attract highly skilled personnel, the Corporation aims to provide attractive compensation plans that allow top performing personnel to be well compensated when compared to local bank competitors.
          The Compensation Committee periodically assesses the overall compensation provided to its employees, executives and directors against a variety of benchmarks to provide points of reference. The Compensation Committee examines industry sponsored studies, industry white papers, reports in trade publications and practices within individual companies, composites and subgroups of publicly traded banking companies. In reviewing these various data sources, the Compensation Committee examines and considers not only the absolute value of each element of compensation and the total compensation, but also the allocation of each element within the total. The Compensation Committee does not rely upon any single source or formula to explicitly benchmark and determine the pay of its employees and executives.
          For this discussion, compensation benefits may be characterized as current compensation and long-term compensation. The Corporation’s current compensation is designed to provide employees with current cash compensation that compares favorably against the Corporation’s peers but is not necessarily the highest. Examples of current compensation are base salaries, commissions and cash bonuses. Employees and officers responsible for revenue production and executive duties are compensated more highly than back office and administrative employees. Long-term compensation benefits are designed to provide each employee with the opportunity to create long-term wealth and financial security. Examples of long-term compensation include option awards and retirement plan contributions. Select long-term compensation benefits also serve to align the employee’s long-term interests with that of the Corporation’s shareholders. Furthermore, the Corporation fosters, and in some instances requires, ownership in the Corporation and use of the Corporation’s products and services by personnel at all levels.
          Compensation of executive officers is based upon the Compensation Committee’s review of the performance and qualifications of each executive in the context of the business environment, defined job responsibilities, goals and objectives, and is established at least annually. Total compensation of each executive is comprised of base salary and performance-based compensation consisting of annual cash bonuses and stock option awards. In addition, each executive is entitled to participate in all other Corporation-provided benefits such as health and life insurance coverage and the retirement savings plan. The basic compensation arrangement, as well as other covenants and terms designed to protect and benefit the interests of both parties, are set forth in employment contracts.
Board Process
          The Compensation Committee of the Corporation’s Board of Directors is responsible for recommending and administering compensation of the Corporation’s executive officers, including the named executive officers and directors. The Committee is comprised of all of the non-employee “independent” directors, as such terms are defined by the SEC and the Nasdaq listing standards. The Committee operates pursuant to a written charter adopted by the Board of Directors. The Committee reviews and reassesses this charter annually and recommends any changes to the Board of Directors for approval.
          Under the 1999 Stock Option Plan, the Committee may delegate all or part of its duties and obligations to a designated officer(s) to administer the plan with respect to awards to employees who are not subject to Section 16 of the Exchange Act. The Compensation Committee has delegated authority to the CEO or joint authority to the CFO and CCO to authorize option awards for the purpose of recruiting and retaining non-executive officers and employees of the corporation.  The Committee historically has not used the services of a compensation consultant with respect to executive and/or director compensation matters, and did not do so for 2008, and does not currently plan to do so for 2009.

          The Compensation Committee monitors the compensation environment by reviewing information from various trade resources, publications and peer companies. The CEO also prepares a spreadsheet of data for each executive officer based on performance, and with that, the Committee commences its work to prepare for annual reviews, performance evaluations, bonus awards and salary adjustments early in the fourth quarter of each year. The Committee begins by reviewing past practices and any current issues that have been brought to light that may affect the decision process. With the assistance of the CEO and the Corporate Secretary, the Committee Chair prepares draft evaluations of each named executive officer that outlines performance assessments and the various components of compensation. The drafts are reviewed by the Compensation Committee and refined as the year end financial statement closing process proceeds in January of the year following the performance period. The CEO also submits a draft of option award recommendations for all officers and employees other than the named executive officers. Generally, by the time the Board of Directors meeting takes place in January, the financial statements are deemed to be final and the Compensation Committee has finalized its recommendations for action by the full Board of Directors. The Board reviews the recommendations, makes any changes and approves the compensation elements at the same meeting as the financial statements are considered final. Payment of annual cash bonuses is deferred until the financial statement audit is complete.
Employment Agreements and Potential Payments Upon Termination or Change in Control
          The Corporation does not have any employment agreements with its executives. All executive officers are presently serving under employment agreements with the Bank or its subsidiaries as outlined below.
          Effective January 1, 2005, the Bank and Mr. Clarke entered into an employment agreement under which Mr. Clarke serves as President and CEO of the Bank for a current annual base salary of $300,000, subject to annual increases at the discretion of the Board of Directors. The performance review for 2008 resulted in a 5.3% base salary increase for 2009 over 2008. In addition, the agreement provides for an annual cash performance bonus of up to 100% of base salary, an annual grant of up to 10,000 stock options issued at market value and other benefits including life insurance, family health insurance, disability insurance coverage and privileges generally provided to executives, as well as vacation and reimbursement of reasonable business expenses.
          Mr. Clarke’s agreement is for a term of five years ending December 31, 2009, with automatic two year renewals unless at least 120 days advance notice of nonrenewal is provided prior to the end of the initial term or any extended term. Mr. Clarke serves at the pleasure of the Bank’s Board of Directors. If, during the term of the agreement, the Bank terminates Mr. Clarke’s employment without cause (as defined in the agreement) or Mr. Clarke terminates his employment for good reason (as defined in the agreement), Mr. Clarke will be entitled to a lump sum payment equal to 1.99 times his trailing base and cash bonus compensation as paid over the 12 months preceding the termination date. Additionally, Mr. Clarke will be entitled to any bonuses that would have been paid, and medical, life and disability insurance (subject to elimination if Mr. Clarke becomes employed and has substantially similar coverage available to him), until the expiration date of the agreement. If Mr. Clarke’s employment is terminated voluntarily by him within 180 days after a change in control (as defined in the agreement), he is entitled to the same benefits as if his termination were not for cause. The agreement also contains non-competition covenants for a period of one year following termination of Mr. Clarke’s employment other than a termination by the Bank without cause or by Mr. Clarke for good reason (except that in the case of a termination in connection with a change of control, the covenants will apply). If Mr. Clarke’s employment is terminated by his disability (as defined in the agreement) or death, he or his estate will be paid his base salary and bonus payments accrued to him prior thereto, as well as any bonuses that would have been paid for a period of six months after his disability or death. In the event of termination other than for cause, Mr. Clarke is entitled to health insurance benefits for the shorter of the remainder of the term of the agreement or until he is reemployed where there are substantially similar benefits available. Finally, the agreement contains a covenant requiring Mr. Clarke to maintain ownership in the Corporation’s common stock in an amount no less than $1,250,000 (five times his initial base salary under the agreement) for so long as the agreement remains in effect.

          Effective January 1, 2005, the Bank and Mr. Shoemaker entered into an employment agreement under which Mr. Shoemaker serves as Executive Vice President and Chief Credit Officer (CCO) of the Bank. The terms of Mr. Shoemaker’s agreement are substantially the same as Mr. Clarke’s agreement, except as follows. Mr. Shoemaker’s current annual salary is $240,000, his annual performance cash bonus opportunity is up to 60% of his base salary, and he may receive an annual grant of up to 7,000 stock options issued at market value. The performance review for 2008 resulted in a 4.3% base salary increase for 2009 over 2008. The lump sum payment due for termination by the Bank without cause or Mr. Shoemaker’s termination for good reason or in connection with a change in control is equal to 1.25 times his trailing base and cash bonus compensation as paid over the 12 months preceding the termination date. In the event of termination other than for cause, Mr. Shoemaker is entitled to health insurance benefits for the shorter of the remainder of the term of the agreement or until he is reemployed where there are substantially similar benefits available. The agreement requires Mr. Shoemaker to maintain ownership in the Corporation’s common stock in an amount no less than $487,500 (two and one half times his initial base salary under the agreement) for so long as the agreement remains in effect.
          Effective January 1, 2000, the Bank and Mr. Wimer entered into an employment agreement under which Mr. Wimer serves as Executive Vice President and Chief Financial Officer (CFO) of the Bank. The original term was for five years, with automatic two year renewals unless at least 120 days advance notice of nonrenewal is provided prior to the end of a term. The contract was automatically renewed for two years on January 1, 2009. The terms of Mr. Wimer’s agreement are substantially the same as Mr. Clarke’s agreement, except as follows. Mr. Wimer’s current annual salary is $192,000 and, although not included in the written employment agreement, his annual cash performance bonus opportunity is up to 30% of his base salary. The performance review for 2008 resulted in a 3.8% base salary increase for 2009 over 2008. If, during the term of the agreement, Mr. Wimer’s employment is terminated without cause or Mr. Wimer terminates his employment with good reason or in connection with a change in control, Mr. Wimer will be entitled to continue receiving his base salary payable at regular paydays for one year (or if the employer chooses or the termination is in connection with a change in control, a lump sum severance payment in an equivalent amount) and, to the extent eligible therefore, to receive any commissions or bonuses earned prior to the date of termination. In addition, Mr. Wimer will be entitled to bonuses that would have been paid, and medical, life and disability insurance (subject to elimination if Mr. Wimer becomes employed and has substantially similar coverage available to him), until the expiration date of the agreement. The agreement contains no covenant requiring Mr. Wimer to maintain any ownership in the Corporation’s common stock.
          Effective January 1, 2005, and amended May 11, 2007, Access National Mortgage Corporation and Mr. Hackemer entered into an employment agreement under which Mr. Hackemer serves as President and Chief Executive Officer of the Mortgage Corporation and Senior Vice President of the Bank. The terms of Mr. Hackemer’s agreement are substantially the same as Mr. Clarke’s agreement, except as follows. The original term was for three years ending December 31, 2007, with automatic one year renewals. The contract was automatically renewed for one year on January 1, 2009. Mr. Hackemer’s annual base salary is currently $290,000 and his annual cash performance bonus opportunity is up to 100% of his base salary. The performance review for 2008 resulted in a 3.6% base salary increase for 2009 over 2008. If, during the term of the agreement, Mr. Hackemer’s employment is terminated without cause or Mr. Hackemer terminates his employment for good reason or in connection with a change in control (as defined in the agreement), Mr. Hackemer will be entitled to a lump sum payment equal to 1.25 times his trailing base and cash bonus compensation as paid over the 12 months preceding the termination date. The agreement also contains non-competition covenants for the shorter of 12 months or the remaining term of the agreement following termination of his employment other than by the employer without cause or by Mr. Hackemer with good reason (except that in the case of a termination in connection with a change in control, the covenants will apply). If Mr. Hackemer’s employment is terminated by his disability (as defined in the agreement) or death, he or his estate will be paid all compensation accrued to him prior thereto, including a pro rata portion of the annual bonus assessed as of his date of termination. The agreement contains no covenant requiring Mr. Hackemer to maintain any ownership in the Corporation’s common stock.
          The Corporation presently utilizes the following elements of compensation that are discussed generally and specifically as it relates to its named executives.

Base Salaries
          As the practice is customary in the financial services industry, the Corporation chooses to pay base salaries on regular intervals to reward employees for their qualifications and the discharge of duties in tending to daily affairs of the Corporation. The Corporation expects base salaries to provide its employees with adequate cash flow to afford a lifestyle commensurate with their professional status and accomplishments. Certain sales personnel receive commissions as their primary compensation in lieu of salaries in order to reward successful sales efforts. The Corporation determines base salaries within the framework of general practices within the industry and considers individual duties and responsibilities in making salary determinations. Salary adjustments are made from time to time to reward performance against periodic goals and expanding the scope of activity and responsibility. As noted previously, it is the Corporation’s desire and intention for the base salaries of its personnel to fall within the higher end of the general practices of its peer companies. Base salaries are the most important element of compensation as many other elements discussed in this Compensation Discussion and Analysis are determined based upon the underlying base salary of the employee or executive.
          For officers and employees other than the named executive officers, salaries are administered under policies and guidelines set forth by management that are deemed reasonable for the nature of each employee’s responsibility, business conditions, skills, and performance. Generally all employees receive a competitive base salary commensurate with their skills, experience and responsibilities. The Corporation has a Salary Administration Program that is managed by the Director of Human Resources that ensures that properly documented performance reviews and salary adjustments are made in time intervals that are appropriate.
          The current base salaries and results of annual review adjustments for the Corporation’s named executive officers are explained above in the summary of the Employment Agreements. The evaluation criteria for named executive officer base salary adjustments are substantially similar to and reviewed at the same time as the performance factors described under the Cash Bonus section that follows.
          With respect to base salary increases and awards of stock options, which are granted at the discretion of the Board, the Committee subjectively evaluates the factors in their totality and does not employ a formula which predetermines the relative weighting of the factors.
Cash Bonuses (Non-Equity Incentive)
          The Corporation’s practice is to award cash bonuses annually to its officers and other select employees based upon satisfaction of selected performance objectives during the preceding year. This practice is designed to encourage executives and employees to reach and exceed financial and non-financial goals in the continuing development of the Corporation’s business. The Corporation pays this compensation element to motivate performance that compares well to the Corporation’s peer group and advances the ongoing interests of its shareholders.
          With respect to performance-based cash bonuses, the named executive officers of the Corporation (other than the President of the Mortgage Corporation) are primarily evaluated based upon the 5 quantitative and qualitative assessment factors indicated below. Under each assessment factor, there are sub-components that are rated on a scale of 0-5, with 0 indicating “Failure to Perform” and 5 indicating “Outstanding” performance. The sub-components are then aggregated into a composite rating or average resulting in a 0-5 rating for each of the broader assessment factors. The assessment factors are then aggregated into an overall composite or average rating that is applied toward the eligible base cash bonus as set forth in the executive’s employment contract. There is no minimum payment threshold.
☐	Regulatory Exam / Audit results. The maximum bonus award would be achieved by maintaining high ratings against corporate objectives in all of the sub-components.
▪ Regulatory Exams

▪ Internal Audit Results

▪ External Audit Results

☐	Asset Quality. The maximum bonus award would be achieved by maintaining outstanding ratings in Regulatory and Loan Reviews as well as outstanding asset quality measures compared against various peer groups.
▪ Regulatory Assessment

▪ Loan Review

▪ Past Dues

▪ Non-Performing Assets

▪ Charge Offs
☐	Return on Equity. The maximum bonus award would be achieved by both meeting budget goals and outperforming peers.
▪ Budget

▪ Peers
☐	General Budget Performance. The maximum bonus award would be achieved by meeting or exceeding budget goals.
▪ Net Income — consolidated

▪ Net Income — Bank only before tax and provision for loan losses

▪ Asset Growth
☐	Leadership, Governance and Relationships. The maximum bonus award would be achieved by ratings of outstanding in each of the sub-components.
▪ Quality

▪ Productivity

▪ Knowledge

▪ Reliability/Timeliness

▪ Attendance

▪ Initiative

▪ Creativity

▪ Working Relationships

▪ Adherence to Policies and Plans
When evaluating the performance in Asset Quality and Return on Equity, the Compensation Committee assesses data from the following sources:
☐	All FDIC-insured commercial banks with assets between $100 million and $1 billion. The data is released quarterly by the FDIC and summarizes the averages of key data points for approximately 3,755 commercial banks. The average asset size of banks within the group was $289 million compared to the Corporation’s reported total assets of $702 million as of December 31, 2008. This data source is focused upon operating commercial banks and is used to compare performance of the Corporation’s subsidiary bank, exclusive of the holding corporation.

☐	Selected small capitalization ($700 million or less) community banks and thrifts as published by Scott & Stringfellow, Inc. This peer data contains performance statistics for approximately 44 consolidated public holding companies of banks and thrifts, including Access National Corporation, in the Southeastern United States. The Corporation’s total assets of $702 million as of December 31, 2008 fall below the peer group average of $1.717 billion. The peer group is used to obtain additional public data of consolidated bank holding companies that is not tracked for operating banks through the FDIC source listed above.
            Evaluations of the named executive officers also have a subjective element, at the full discretion of the Board. In addition to the base cash bonus, an additional amount of cash bonus may be awarded under this subject evaluation and is intended to reward exceptional performance in areas such as Return on Equity, Return on Assets and stock price, both at nominal levels and in relation to peers.
          The employment agreement of the President, Chief Executive Officer of the Bank provides that he is eligible to receive an annual cash bonus in an amount up to 100% of his base salary, based on an evaluation by the Board of Directors (delegated to the Compensation Committee) of the performance factors listed above. In addition to the base cash bonus, an additional amount may also be awarded that is intended to reward exceptional performance in areas such as Return on Equity, Return on Assets and stock price, both at nominal levels and in relation to peers, at the sole discretion of the Committee. Based upon the Committee’s evaluation of 2008 performance, Mr. Clarke received a composite evaluation of 4.33 and was awarded a cash bonus of $97,375 as a base level award and -0- as an additional amount, the total of which represented 34.2% of his base salary for 2008. The bonus was paid in the first quarter of 2009.

          The employment agreement of the Executive Vice President, Chief Credit Officer of the Bank provides that he is eligible to receive an annual cash bonus in an amount up to 60% of his base salary, based on an evaluation as outlined above. For 2008 performance, Mr. Shoemaker received a composite evaluation of 4.67 and was awarded a cash bonus of $57,692 as a base level award and $17,308 as an additional amount at the discretion of the Board for recognition of proactive credit management of the Bank’s portfolio. The total award of $75,000 represented 32.6% of his base salary for 2008. The bonus was paid in the first quarter of 2009.
          Although not written in his employment agreement, the understanding with the Executive Vice President, Chief Financial Officer of the Bank provides that he is eligible to receive an annual cash bonus in an amount up to 30% of his base salary, based on an evaluation of the corporate performance factors listed above. Based upon the Committee’s evaluation of 2008 performance, Mr. Wimer received a composite evaluation of 3.44 and was awarded a base level cash bonus of $32,992, and an additional amount at the discretion of the Board of $12,008 to adjust for poor performance driven by credit issues, which are not the CFO’s responsibilities. The total award of $45,000 represented 24.3% of his base salary for 2008. The bonus was paid in the first quarter of 2009.
          The President and CEO of the Mortgage Corporation, which position is currently held by Mr. Hackemer, is evaluated based upon the following performance factors of such business unit. Each of the 4 factors is equally weighted. Within each factor are sub-components of performance factors. The same 0-5 rating scales as described above are utilized in Mr. Hackemer’s evaluation. The maximum bonus award would be achieved by meeting or exceeding the budget or established goals in each of the sub-components, and a minimum composite score of 2.5 is required to receive any base level cash bonus.
☐	Financial Performance
▪ Origination volume

▪ Pre-Tax Margins

▪ Net Income — Mortgage Corporation, compared to budget

▪ Net Income — consolidated Corporation, compared to budget
☐	Infrastructure Development / Business Plan Adherence
▪ Production objectives

▪ Recruiting

▪ Expansion of in-bound volume

▪ Referral Program with Bank

▪ Personnel Development
☐	Quality Control Program
▪ Regulatory Compliance / Exam

▪ Internal Audit Results

▪ Repurchases / Indemnifications

▪ Investor Scorecards

▪ Post-Settlement Documents

▪ Delinquency Rates
☐	Leadership, Governance and Relationships
▪ Quality

▪ Productivity

▪ Knowledge

▪ Reliability/Timeliness

▪ Attendance

▪ Initiative

▪ Creativity

▪ Working Relationships

▪ Adherence to Policies and Plans

          The employment agreement of the President of the Mortgage Corporation provides that he is eligible to receive an annual cash bonus in an amount up to 100% of his base salary, based on an evaluation of the performance factors listed above. Based upon the Committee’s evaluation of 2008 performance, Mr. Hackemer received a composite evaluation of 4.26, which was above the minimum performance threshold. Mr. Hackemer was awarded a base level cash bonus of $238,420 and in recognition of the Mortgage Corporation’s exceeding origination volume and profit goals for the year, as well as continued progress in risk mitigation and containment of counter-party claims, the Compensation Committee awarded Mr. Hackemer a discretionary cash bonus of $41,580 for 2008. The total award of $280,000 represented 100% of his base salary for 2008. The bonus was paid in the first quarter of 2009.
          Cash bonuses that are paid to officers and employees other than the named executive officers are predicated upon similar factors, adjusted for individual job responsibilities. In general, “line” or customer contact personnel are provided the opportunity to earn cash bonuses of up to 25% of their base salary, and administrative and back office positions up to 15% of base salary.
          The cash bonuses as described above are also reported in the Summary Compensation Table under the columns “Bonus” and ”Non-Equity Incentive Plan Compensation”, as well as in the Grants of Plan-Based Awards table under the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column.
Dividend Reinvestment and Stock Purchase Plan (DRSPP)
          The Corporation maintains a DRSPP as a benefit to its shareholders. Consistent with its philosophy of facilitating employee stock ownership, the Corporation actively facilitates participation in the DRSPP by its officers and employees. The DRSPP is available to all shareholders of the Corporation on the same basis as employees, except that non-employee shareholders cannot use the payroll deduction feature to make optional purchases under the plan. The Corporation facilitates regular payroll deductions and permits after tax bonuses to be used to make purchases under the plan. The plan provides that shares acquired from the Corporation through the plan are purchased at a 5% discount from the market price. Once contributions are made to the plan, the employee participant is free to trade or withdraw funds from the plan in a manner consistent with any other shareholder participant.
          This practice is designed to reward employee stock ownership. The Corporation chooses to provide this element because it believes employee stock ownership motivates the Corporation’s employees to pursue the long-term success of the Corporation and aligns their interests with those of the Corporation’s other shareholders.
          Each of the Corporation’s named executive officers and directors participate in this plan.
Executive Stock Ownership Covenants
          The Corporation requires its President and CEO to maintain ownership of Corporation common stock with an aggregate value equal to no less than $1,250,000 at all times. As of March 31, 2009, his beneficial holdings exceeded the requirement based upon the closing price of $4.60 with an aggregate value of $2,866,757. The Corporation’s CCO is required to maintain ownership of Corporation common stock with an aggregate value of no less than $487,500 at all times. As of March 31, 2009, his beneficial holdings exceeded the requirement based upon the closing price of $4.60 with an aggregate value of $1,653,295.
Option Awards
          In recent years, stock options are the only form of equity compensation the Corporation has granted. The Corporation does not grant restricted stock or other forms of equity compensation. The Corporation makes option awards to select officers and employees. The objective of the option awards is to provide long-term compensation that aligns the officers’ and employees’ interests with those of the shareholders in building share value. The Corporation has chosen to pay this element of compensation as it finds it desirable for its employees to generate wealth due to favorable performance of the Corporation’s stock in the future. Furthermore, this long-term benefit helps the Corporation attract and retain high caliber professionals.

     The Corporation’s practice is to grant option awards during the first quarter of each year to reward and recognize performance in the immediately preceding fiscal year. The Board’s schedule is determined several months in advance, and the proximity of any option awards to significant news announcements or other market events is coincidental. The option awards granted in the first quarter of 2009 for performance in 2008 have a 2.5 year vesting period and a 3.5 year term. Vesting requires passage of time and continued affiliation with the Corporation. Vesting does not require any level of future performance. The option awards were priced at the closing price on the award date. The Corporation expects future option awards to have similar vesting, terms and pricing provisions as the awards granted in the first quarter of 2009.
     As outlined in their employment agreements, the CEO and CCO are each entitled to a specific annual option award predicated upon “satisfactory” performance. Satisfactory performance is measured against the same factors described previously under the cash bonus section of this discussion. The following is a summary of the annual maximum and actual awards made to each named executive officer for the year ended December 31, 2008.

	Annual
Executive	Maximum Award	Actual Award

Michael W. Clarke	10,000	10,000
Robert C. Shoemaker	7,000	10,000
Charles Wimer	n/a	3,000
Dean F. Hackemer	n/a	7,500
          The annual maximum option award amounts for the CEO and CCO were negotiated at the time of their employment agreements based upon a review of peer companies and industry practices at that time. Award of the options specified under the employment agreements requires “satisfactory” performance. For 2008, Mr. Shoemaker’s performance exceeded the standard of “satisfactory” as evaluated by the Compensation Committee, so he was awarded an additional discretionary award of 3,000 options in recognition of proactive credit management of the Bank’s portfolio. The awards for the other named executive officers are predicated upon the Compensation Committee’s evaluation of performance of the indicated executive.
          Option awards for officers and select employees other than the named executive officers are administered in a similar manner. The terms are generally the same. The non-executive officer and employee awards are directed towards line personnel and other key support positions. General guidelines of annual awards are up to 10% of the employee’s base salary calculated upon the aggregate exercise price of the award. Awards are predicated upon the employee’s specific performance for the prior year just ended, as well as the overall corporate performance compared against goal objectives.
All Other Compensation
          The Corporation has a 401(k) defined contribution plan available to all employees subject to qualifications under the plan. The plan allows officers and employees of all levels to contribute earnings into a retirement account on a pre-tax basis. In addition, it has been the Corporation’s practice to make discretionary contributions to the plan. In 2008, the Corporation made discretionary contributions to participant accounts equal to 50% of the employees’ contributions. This element of compensation is designed to reward long-term savings and encourage financial security. The Corporation thinks it is in its best interest to encourage its employees to attain long-term financial security through active savings. This compensation benefit is consistent with that philosophy. Furthermore, an attractive retirement plan helps the Corporation attract and retain high caliber professionals. In 2008, each of the Corporation’s named executive officers participated in the 401(k) plan and received matching contributions that are reported under the “All Other Compensation” column of the Summary Compensation Table as well as in the All Other Compensation table.

          Certain positions within the Corporation require the Corporation’s officers and employees to travel and incur communications costs. The Corporation generally does not provide perquisites such as Corporation owned vehicles or cellular phones. The Corporation provides its named executive officers with expense allowances that are commensurate with the requirements of the duties and role of the individual within the Corporation’s business and the community. As part of their respective employment agreements, Messrs. Clarke, Shoemaker and Hackemer each receive a flat dollar amount for auto expenses and communication expenses. The objective of these types of compensation benefits is to compensate select employees for use of their personal assets in the discharge of their duties. The Corporation does not “audit” the underlying activity so it is possible that actual expenses incurred by the employee may be more or less than the benefit provided. The amount paid is the Corporation’s estimate of the appropriate cost for the indicated service or asset. The aggregate amount of these benefits is reported on the employee’s Form W-2 and included in the taxable income reported by the Corporation for the employee. The actual costs to the Corporation of providing the auto and communication expense amounts to the Corporation’s named executive officers for 2008 are reported under the “All Other Compensation” column of the Summary Compensation Table as well as in the All Other Compensation table. In 2009, the Corporation’s costs to provide these benefits will be:

	Monthly Expense
Executive	Auto	Communication

Michael W. Clarke	$700	$100
Robert C. Shoemaker	$600	$100
Charles Wimer	-0-	$100
Dean F. Hackemer	$500	$100
The Corporation’s named executive officers participate in and receive the same health insurance benefits as all other employees. However, in order to attract and retain high level executives, the Corporation has found it necessary to pay the amount of the premium that would normally be payable by the employee. The premiums are reported in the “All Other Compensation” column of the Summary Compensation Table as well as in the All Other Compensation table.
Perquisites
          The Corporation does not provide any personal benefits to its named executive officers outside of those discussed above. The Corporation currently does not provide any of the following to any of its named executives: club memberships not used exclusively for business purposes, extraordinary life insurance coverage, personal financial or tax advice, personal travel, housing or living expenses, security services, commuting expenses, or discounts on products or services that are not generally available to all other employees.
Change In Control Benefits
          Change in control benefits for certain named executive officers are detailed under “Employment Agreements and Potential Payments Upon Termination or Change in Control” above. This benefit is designed to compensate executives in the event there is a significant change in the Corporation’s business that effectively renders the executives’ services unnecessary or diminished in stature. The Corporation has chosen to make this benefit available in order to attract and retain the executives. Such benefits are customary in the financial services industry and are designed to provide executives with a liquidity event that can assist them in maintaining their lifestyle while seeking new employment. The re-employment time for high level executives is generally longer than for other professionals. This element of compensation is an important long-term compensation component that facilitates retention in an industry segment that is characterized by high volumes of merger and acquisition activity.
Potential Payments Upon Termination or Change in Control
          The following table shows the estimated payments to or benefits received by each of the named executive officers upon the following termination events or upon a change of control of the Corporation, in each case assuming that each termination event or the change in control occurred on December 31, 2008, and assuming a stock price of $4.79, which was the closing stock price of the Corporation’s common stock on December 31, 2008. The amounts reflected in the following table are estimates, as the actual amounts to be paid to or received by a named executive officer can only be determined at the time of termination or change in control.

     At termination a named executive officer is entitled to receive all amounts accrued and vested under our 401(k) plan according to the same terms as other employees participating in those plans, so these benefits are not reflected in the table below. A named executive officer is also entitled to receive amounts earned during his term of employment regardless of the manner in which the named executive officer’s employment is terminated. These amounts include earned and unpaid base salary and vested stock or option awards and are not reflected in the table below.

		Employer termination		Employer
		without cause,		termination
		Employee termination		with cause or
		with good cause, or		Employee
		Employee termination		termination	Termination as a
		within 180 days after a		without good	consequence of
		change in control		reason	death or disability
Michael W. Clarke	Post termination compensation	$760,926	(1)	$0	$146,063	(7)
	Health care benefits continuation	$16,397	(5)	$0	$0
	Early vesting of unvested options	$0	(6)	$0	$0	(8)

	Total Value	$777,323		$0	$146,063

Robert C. Shoemaker	Post termination compensation	$381,250	(2)	$0	$112,500	(7)
	Health care benefits continuation	$18,656	(5)	$0	$0
	Early vesting of unvested options	$0	(6)	$0	$0	(8)

	Total Value	$399,906		$0	$112,500

Charles Wimer	Post termination compensation	$230,000	(3)	$0	$67,500	(7)
	Health care benefits continuation	$30,977	(5)	$0	$0
	Early vesting of unvested options	$0	(6)	$0	$0

	Total Value	$260,977		$0	$67,500

Dean F. Hackemer	Post termination compensation	$700,000	(4)	$0	$420,000	(7)
	Health care benefits continuation	$20,043	(5)	$0	$0
	Early vesting of unvested options	$0	(6)	$0	$0

	Total Value	$720,043		$0	$420,000

(1)	Lump sum payment equal to 1.99x 12 month trailing compensation (salary plus bonus).

(2)	Lump sum payment equal to 1.25x 12 month trailing compensation (salary plus bonus).

(3)	Continuation of salary for 1 year, plus bonus earned and unpaid.

(4)	Lump sum payment equal to 1.25x 12 month trailing compensation (salary plus bonus).

(5)	Continuation of medical, life and disability insurance until the expiration date of the respective employment agreement.

(6)	Options may first be exercised on the date of the change in control. No value is assigned for accelerated vesting of unvested options because as of December 31, 2008, all unvested options were underwater.

(7)	Includes any bonus earned and unpaid (2008), plus any bonuses that would have been paid for 6 months following death or disability, which we have assumed to be 50% of the executive’s 2008 bonus award.

(8)	Options may first be exercised after date of cessation from the Board of Directors due to death or disability.

Compensation Committee Report
          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, subsequently recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s Proxy Statement.
Compensation Committee:
James L. Jadlos (Chair)
J. Randolph Babbitt
John W. Edgemond
Thomas M. Kody
          The following table summarizes the total compensation for the year ended December 31, 2008 of the Corporation’s Chief Executive Officer, Chief Financial Officer and each of the Corporation’s next two most highly compensated executive officers. The Corporation did not have any other executive officers during 2008. The Corporation refers throughout this Proxy Statement to the individuals in the following table as the named executive officers.
Summary Compensation Table
Fiscal 2008

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensa-	Total
Position	Year	($)[1,3]	($)[1,2]	($)	($)[4]	($)[1,2]	($)	tion ($)[1,5]	($)
Michael W. Clarke,	2008	285,000	—	—	5,309	97,375	—	33,747	421,431
President, Chief	2007	285,000	—	—	8,602	50,000	—	30,256	373,858
Executive Officer	2006	269,167	—	—	586	250,000	—	27,428	547,181

Robert C. Shoemaker,	2008	230,000	17,308	—	3,716	57,692	—	34,806	343,522
Executive Vice	2007	222,000	10,632	—	6,021	39,368	—	30,773	308,794
President, Chief	2006	208,081	—	—	390	115,000	—	25,671	349,142
Credit Officer
Charles Wimer,	2008	185,000	12,008	—	1,317	32,992	—	24,439	255,756
Executive Vice	2007	179,375	3,640	—	3,237	21,362	—	20,966	228,580
President, Chief	2006	164,375	5,076	—	2,162	44,924	—	16,629	233,166
Financial Officer
Dean F. Hackemer,	2008	280,000	41,580	—	1,593	238,420	—	34,993	596,586
Senior Vice	2007	279,453	7,500	—	7,526	—	—	30,939	325,418
President, Access	2006	266,172	—	—	7,023	245,000	—	27,643	545,838
National Bank; President, Chief Executive Officer, Access National Mortgage Corporation

(1)	Salaries and other cash compensation are paid by Access National Bank or Access National Mortgage Corporation.

(2)	Except for the discretionary portions of annual cash bonuses earned during 2008, 2007 and 2006, annual cash bonuses earned under each named executive officer’s employment agreement based on an evaluation by the Compensation Committee of performance during 2008, 2007 and 2006, respectively, are reported in this table as “Non-Equity Incentive Plan Compensation.”

(3)	Also includes any amounts contributed by the executive to the 401(k) plan.

(4)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the relevant fiscal year, in accordance with FAS 123(R) of option awards pursuant to the 1999 Stock Option Plan and thus may include amounts from awards granted prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 13 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2008 included in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 31, 2009.

(5)	The amounts in this column for 2008 are detailed in the All Other Compensation table below.

All Other Compensation
Fiscal 2008

	Auto and		Company
	Communication	401(k)	Paid
	Expense	Employer	Insurance
	Allowance	Match[1]	Premiums	Total
Name	($)	($)	($)	($)
Michael W. Clarke	9,600	7,750	16,397	33,747
Robert C. Shoemaker	8,400	7,750	18,656	34,806
Charles Wimer	1,200	7,750	15,489	24,439
Dean F. Hackemer	7,200	7,750	20,043	34,993

(1)	Reflects amounts paid as 401(k) profit sharing match to participating employees.
          The following table summarizes certain information with respect to incentive-based cash bonus awards granted to the named executive officers during or for the year ended December 31, 2008 and reflects the amounts that could have been paid under each such award. The table also reflects option awards granted to the named executive officers in 2009 based on 2008 performance.
Grants of Plan-Based Awards
Fiscal 2008

									All Other Option
								All Other	Awards:	Exercise	Grant Date
					Estimated Possible Payouts			Stock Awards:	Number of	or Base	Fair Value
		Estimated Possible Payouts Under			Under Equity Incentive Plan			Number of	Securities	Price of	of Stock
		Non-Equity Incentive Plan Awards			Awards			Shares of	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum[1,2]	Threshold	Target	Maximum	Stock or Units	Options	Awards	Awards[3]
Name	Date	($)	($)	($)	(#)	(#)	(#)[4]	(#)	(#)	($/Sh)	($)
Michael W. Clarke	01/27/09	—	—	285,000	—	—	10,000	—	—	3.99	17,300
Robert C. Shoemaker	01/27/09	—	—	138,000	—	—		—	3,000	3.99	5,190
Robert C. Shoemaker	01/27/09	—	—	—	—	—	7,000	—	—	3.99	12,110
Charles Wimer	01/27/09	—	—	55,500	—	—	—	—	3,000	3.99	5,190
Dean F. Hackemer	01/27/09	—	—	280,000	—	—	—	—	7,500	3.99	12,975

(1)	Reflects maximum amount that could be earned as a non-equity incentive award based on 2008 performance. The employment agreements of each of the named executive officers (or arrangement, in the case of Mr. Wimer) provide for non-equity incentive awards that do not have a minimum threshold or target payment level. These bonuses can range anywhere from 0 to a specified percent of the named executive officer’s salary (see the “Cash Bonuses (Non-Equity Incentive)” section of the Compensation Discussion and Analysis for specific percentages for each executive).

(2)	All of these maximum amounts are percentages of the individual’s 2008 base salary. The actual amount of the award earned was determined by the Compensation Committee and Board of Directors on January 27, 2009 and paid shortly thereafter and is reported as “Non-Equity Incentive Plan Compensation” and in the “Bonus” column for Messrs. Shoemaker, Wimer and Hackemer in the Summary Compensation Table on page 24.

(3)	The amounts in this column reflect the grant date fair value of options awarded to each named executive officer under the 1999 Stock Option Plan for 2008, computed in accordance with FAS 123(R).

(4)	Reflects the maximum number of options to be awarded pursuant to the named executive officer’s employment agreement upon “satisfactory” performance for the year.

          The following table includes certain information with respect to all unexercised options held by the named executive officers at December 31, 2008. On that date, the named executive officers held no shares of restricted stock.
Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards [1]
					Equity
					Incentive
					Plan
	Number				Awards:
	of		Number of		Number of
	Securities		Securities		Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised	Option
	Options		Options		Unearned	Exercise	Option
	(#)		(#)		Options	Price	Expiration
Name	Exercisable		Unexercisable		(#)	($)	Date
Michael W. Clarke	37,206	[3]	—		—	$3.35	06/04/09
	—		10,000	[2]		$9.58	07/30/10
	—		7,500	[4]		$6.29	07/29/11

Robert C. Shoemaker	27,282	[3]	—		—	$3.35	06/04/09
	—		7,000	[2]		$9.58	07/30/10
	—		5,250	[4]		$6.29	07/29/11

Charles Wimer	7,314	[3]	—		—	$3.35	06/04/09
	1,500	[5]	—			$7.54	01/31/09
	1,500	[6]	—			$6.55	03/15/10
	—		2,500	[2]		$9.58	07/30/10
	—		1,875	[4]		$6.29	07/29/11

Dean Hackemer	1,000	[5]	—		—	$7.54	01/31/09
	8,000	[7]	—			$6.72	11/01/09
	1,000	[6]	—			$6.55	03/15/10
	—		2,500	[2]		$9.58	07/30/10
	—		2,250	[4]		$6.29	07/29/11

(1)	All options were granted under the 1999 Stock Option Plan. All shares underlying options have been adjusted for all previous stock splits/dividends.

(2)	These options vest on July 30, 2009.

(3)	These options vested on June 4, 2005.

(4)	These options vest on July 29, 2010.

(5)	These options vested on January 31, 2007.

(6)	These options vested on March 15, 2008.

(7)	These options vested on November 1, 2007.
None of the named executive officers exercised an option or held any restricted stock during 2008.

Securities Authorized for Issuance Under Equity Compensation Plans
     The following table sets forth information as of December 31, 2008 with respect to compensation plans under which equity securities of the Corporation are authorized for issuance. This data does not include the 2009 Stock Option Plan discussed in Proposal Two above because awards cannot be granted under that plan unless and until it is approved by shareholders at the 2009 Annual Meeting of Shareholders. If the 2009 Stock Option Plan is approved, no further shares under the 1999 Stock Option Plan, as amended in 2003, will be available for issuance.
Equity Compensation Plan Information (1)

(c)
	(a)		Number of securities
	Number of securities to be		remaining available for future
	issued upon	(b)	issuance under equity
	exercise of	Weighted-average exercise	compensation plans
	outstanding options,	price of outstanding options,	(excluding securities reflected
Plan category	warrants and rights	warrants and rights	in column (a))
Equity compensation plans approved by security holders (2)	589,617	$ 5.96	532,741
Equity compensation plans not approved by security holders	—	—	—

Total	589,617	$ 5.96	532,741

(1)	All share and dollar per share amounts have been adjusted to give effect to the 10-for-1 stock dividend distributed by the Corporation in June 2001, the 3-for-1 stock dividend distributed in June 2003, and the 2-for-1 stock dividend distributed in December 2005.

(2)	All data relates to the 1999 Stock Option Plan, as amended in 2003.
Director Compensation
          The compensation philosophy and objectives described earlier also apply to the Corporation’s non-employee directors. The Corporation’s general practice is to pay the directors a basic cash retainer on a quarterly basis that is designed to compensate directors for participation and execution of their basic duties and responsibilities. Beginning in 2006 (for 2005 performance), the Compensation Committee also conducts an annual evaluation of performance under criteria similar to that used for its executive cash bonuses for payment of cash incentives to directors. Incentives are paid in cash, option awards or some combination thereof.
          The Corporation monitors the level of compensation of its non-employee directors in the aggregate and by element as it compares to the compensation of its CEO. The Corporation believes the collective responsibility of the directors is commensurate to that of its CEO, although the duties do not require a full-time level of effort.
          In 2008, the directors were paid a basic retainer of $36,000 each, or a collective amount of $180,000, which equals 63% of the 2008 base salary of the CEO. The Chairman received an additional retainer of $12,000 for 2008, designed to compensate him for the added responsibilities as Chairman. These amounts are reflected in the Director Compensation table under the column “Fees Earned or Paid in Cash”.
          With respect to incentive payment for performance in 2008, the directors were granted stock option awards of 4,000 each, or 20,000 in the aggregate. The incentive component was paid as a 100% option award in lieu of cash or a combination of cash and option awards in order to most closely align the directors’ interests to that of the Corporation’s shareholders given current circumstances. In 2008, the Corporation’s shareholders did not realize any appreciation in the value of their stock, so it was agreed the directors should not realize current earnings from the incentive evaluation criteria but rather place the compensation potential on future performance of the share price over the 2.5 year vesting period. The options awarded for 2008 performance were granted in January 2009 and have a 2.5 year vesting and 3.5 year term, identical to the terms of option awards for executives and other employees.

          The directors agreed to a basic retainer of $36,000 each for fiscal year 2009 to be paid quarterly, or $180,000 in the aggregate, which equates to 60% of the CEO’s base salary for 2009. Due to the Chairman’s resignation effective February 1, 2009, the Corporation expects that only four non-employee directors will serve for the remainder of 2009 and the total will be $144,000 in the aggregate, which equates to 48% of the CEO’s base salary. The additional retainer for the Chairman of $1,000 per month was paid in January 2009, but ceased with the resignation of the Chairman effective February 1, 2009 since the current Chairman is also an employee. At the end of 2009 and into January of 2010, the Compensation Committee expects to evaluate director performance for incentive awards in connection with 2009 performance and set basic compensation for 2010.
          The following table provides compensation information for the year ended December 31, 2008 for each non-employee member of the Corporation’s Board of Directors.
Director Compensation
Fiscal 2008

					Change in
					Pension Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards [2,3]	Compensation	Compensation	Compensation	Total
Name[1]	($)	($)	($)	($)	Earnings	($)	($)
Jacques Rebibo Chairman of the Board(4)	48,000	—	7,493	—	—	—	55,493
J. Randolph Babbitt	36,000	—	7,493	—	—	—	43,493
Thomas M. Kody	36,000	—	7,493	—	—	—	43,493
John W. Edgemond	36,000	—	7,493	—	—	—	43,493
James L. Jadlos	36,000	—	7,493	—	—	—	43,493

(1)	Messrs. Clarke and Shoemaker are not included in this table as they are employees of the Corporation and thus receive no compensation for services as directors on the Corporation’s Board. The compensation received by Messrs. Clarke and Shoemaker is shown in the Summary Compensation Table on page 24.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) of option awards pursuant to the 1999 Stock Option Plan, and thus includes amounts from option awards granted prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 13 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2008 included in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 31, 2009. As of December 31, 2008, each non-employee director has the following number of options outstanding: Rebibo: 71,214; Babbitt: 60,024; Kody: 38,580; Edgemond: 38,581; and Jadlos: 69,742.

(3)	The grant date fair value of options awarded to each director in 2008, computed in accordance with FAS 123(R) was $7,078 for each of the directors, for an aggregate amount of $35,391.

(4)	Mr. Rebibo resigned from the Board on February 1, 2009. Mr. Clarke now serves as the Chairman of the Board.

          The Corporation’s general practice is to pay directors a quarterly cash retainer (Fees Earned or Paid in Cash column) in addition to an annual incentive in the form of cash, options or some combination thereof (Option Awards column).
          The Compensation Committee is responsible for establishing and administering director compensation, and makes recommendations for the same to the Board of Directors for action/approval. See the Director Compensation and Board Process sections of the Compensation Discussion and Analysis beginning on page 24 for further details.
Compensation Committee Interlocks and Insider Participation
          Members of the Compensation Committee during 2008 were Messrs. Jadlos (Chair), Babbitt, Edgemond, Kody and Rebibo. Effective with Mr. Rebibo’s resignation from the Board of Directors on February 1, 2009, the Compensation Committee is currently composed of Messrs. Jadlos (Chair), Babbitt, Edgemond and Kody. During 2008, none of our executive officers or employees served as a member of our Compensation Committee, and no member of our Compensation Committee has previously served as an executive officer of the Corporation. Further, during 2008 and as of the date of this Proxy Statement, none of our executive officers:
•	served on the compensation committee, or other body performing a similar function, of any entity for which any member of the Compensation Committee served as an executive officer;

•	served as a director of any entity for which any member of the Compensation Committee served as an executive officer; or

•	served as a member of the compensation committee, or other body performing a similar function, of any entity for which one of the Corporation’s directors served as an executive officer.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          The Corporation has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal shareholders (commonly referred to as Related Parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and do not present more than the normal risk of collectability or other unfavorable terms. These persons and firms were indebted to the Corporation for loans totaling $13,984,000 and $10,062,000 at December 31, 2008 and 2007, respectively. During 2008, total principal additions were $5,200,000 and total principal payments were $1,278,000. The aggregate amount of deposits at December 31, 2008 and 2007 from directors and officers was $19,187,000 and $9,333,000, respectively.
          Director Thomas M. Kody is married to director James L. Jadlos’ sister.
          The Board of Directors and the Corporation are committed to maintaining the highest legal and ethical conduct while fulfilling their responsibilities, and recognize that Related Party Transactions can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Corporation and its shareholders. Accordingly, as a general matter, it is the Corporation’s preference to avoid Related Party Transactions. Nevertheless, the Corporation recognizes that there are situations where Related Party Transactions may be in, or may not be inconsistent with, the best interests of the Corporation and its shareholders, including but not limited to situations where the Corporation may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Corporation provides products or services to Related Parties on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, the Corporation has adopted written procedures for the review and oversight of Related Party Transactions.

          Related Parties include directors, director nominees, executive officers, shareholders known to own 5% or more of the Corporation’s voting stock, immediate family members of these persons, or any entity owned or controlled by these persons.
          As required under SEC rules, transactions exceeding $120,000 that are determined to be directly or indirectly material to the Related Party are disclosed in the Corporation’s Proxy Statement. The Audit Committee reviews any Related Person Transaction. Any member of the Audit Committee who is a Related Party with respect to a transaction under review does not participate in the deliberations or vote on such transaction. Related Party Transactions, as defined by the Corporation’s policy, include those that exceed $20,000. It is noted that the definition of “Related Party Transaction”, as it relates to SEC and NASDAQ regulations, refers to transactions exceeding $120,000; however, the Audit Committee has chosen to review and provide oversight to all transactions over $20,000.
          There were no Related Party Transactions in 2008 and are none currently.
          Related Party Transactions with respect to routine banking matters are reviewed in accordance with Regulation O and are not reviewed by the Audit Committee.
AUDIT COMMITTEE
Report of the Audit Committee
          The Audit Committee of the Board of Directors of the Corporation, which consists of directors who meet the independence requirements of the Nasdaq listing standards and applicable SEC regulations, has furnished the following report:
          The Audit Committee assists the Board in overseeing and monitoring the integrity of the Corporation’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, which is available on the Corporation’s website, www.AccessNationalBank.com under “Investor Relations — Governance Documents”. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.
          The Audit Committee is responsible for overseeing the Corporation’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2008, the Audit Committee:
•	Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended December 31, 2008 with management and BDO Seidman, LLP, the Corporation’s independent accountants;

•	Discussed with management, BDO Seidman, LLP and the Corporation’s internal auditors the adequacy of the Corporation’s system of internal controls;

•	Discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

•	Received written disclosures and the letter from BDO Seidman, LLP as required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO Seidman, LLP’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with BDO Seidman, LLP its independence.
          The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee deemed appropriate.

          As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Corporation’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee serves in a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.
          Based on the Audit Committee’s review of the audited financial statements and discussions with management and BDO Seidman, LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.
Audit Committee
J. Randolph Babbitt (Chair)
John W. Edgemond
James L. Jadlos
Thomas M. Kody
Independent Registered Public Accounting Firm
          Based upon the determination of its Audit Committee, the Corporation has appointed BDO Seidman, LLP as independent registered public accountant for the current fiscal year ending December 31, 2009. BDO Seidman also served as the Corporation’s independent registered public accountant for the fiscal year ended December 31, 2008. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions from the shareholders.
Audit and Non-Audit Fees
          The following table presents the fees for professional audit services rendered by BDO Seidman, LLP for the audit of the Corporation’s consolidated financial statements for the fiscal years ended December 31, 2008 and 2007 and the fees billed for other services rendered to the Corporation and its subsidiaries by BDO Seidman, LLP during those periods. All services reflected in the following fee table for 2008 and 2007 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors.

	2008	2007
	Fees	Fees
Audit fees	$223,700	$217,000
Audit-related fees	$28,260	27,550
Tax fees	$28,400	24,300
All other fees	0	0

	$280,360	$268,850
•	Audit fees: Includes the audit of the Corporation’s annual financial statements and internal controls over financial reporting, and review of the financial statements included in the quarterly reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings.

•	Audit-related fees: Includes fees related to employee benefit plan audits, HUD reporting, public deposit reports, and consultation concerning financial accounting and reporting standards and other related issues.

•	Tax fees: Includes fees for preparation of federal and state tax returns.

•	All other fees: None.
            The Audit Committee considers the provision of all of the above services to be compatible with maintaining the independence of BDO Seidman, LLP, the Corporation’s independent registered public accounting firm.

Audit Committee Pre-Approval Policies
          The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Corporation’s independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to J. Randolph Babbitt, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent accountants to management.
OTHER BUSINESS
          As of the date of this Proxy Statement, management of the Corporation has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.
SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
          If any shareholder intends to present a proposal to be considered for inclusion in the Corporation’s proxy materials in connection with the 2010 Annual Meeting, the proposal must be in proper form and must be received by the Corporation’s Secretary at the Corporation’s principal office located at 1800 Robert Fulton Drive, Suite 300, Reston, Virginia 20191, on or before December 16, 2009.
          In addition, if a shareholder intends to present a proposal for action at the 2010 Annual Meeting, the shareholder must provide the Corporation with written notice thereof on or before March 1, 2010. The proxy solicited by the Board of Directors for the 2010 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Corporation has not received notice of such proposal by March 1, 2010, in writing delivered to the Corporation’s Secretary.
By Order of the Board of Directors,
Sheila M. Linton
Vice President & Corporate Secretary
A copy of the Corporation’s Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2008 will be furnished without charge to shareholders upon written request directed to the Corporation’s Secretary at 1800 Robert Fulton Drive, Suite 300, Reston, Virginia 20191.

APPENDIX A
ACCESS NATIONAL CORPORATION
2009 STOCK OPTION PLAN
ARTICLE I
Establishment, Purpose, and Duration
          1.1 Establishment of the Plan. Access National Corporation, a corporation formed under the laws of the Commonwealth of Virginia (the “Company”), hereby establishes an incentive compensation plan for the Company and its Subsidiaries to be known as the “Access National Corporation 2009 Stock Option Plan” (the “Plan”), as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options and Non-Qualified Stock Options to Employees and the grant of Non-Qualified Stock Options to Non-Employee Directors.
          The Company previously adopted the Access National Corporation 1999 Stock Option Plan (as restated effective April 22, 2003) (the “Prior Plan”). No new Options will be granted under the Prior Plan on or after the Effective Date of this Plan. Outstanding Options granted under the Prior Plan will remain outstanding under the Prior Plan. No Shares authorized under the Prior Plan will be transferred to or used under this Plan.
          1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees that will promote the identification of their personal interest with the long-term financial success of the Company and its Subsidiaries and with growth in shareholder value. The Plan is designed to provide flexibility to the Company, including its Subsidiaries, in its ability to motivate, attract, and retain the services of Employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent. The Plan is also intended to promote a greater identity of interest between Directors and the Company’s shareholders by increasing the Directors’ proprietary interest in the Company through receipt of Awards.
          1.3 Effective Date and Duration of the Plan. The Plan shall become effective on May 19, 2009 subject to shareholder approval (the “Effective Date”) and shall remain in effect, subject to the right of the Board of Directors of the Company to terminate the Plan at any time pursuant to Article X herein, until May 18, 2019 (the “Term”), at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms. No Awards shall be granted under the Plan until the Effective Date.
ARTICLE II
Definitions
          2.1 Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:
          (a) “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Company or by a member of the Board or the Committee and by the Participant.
          (b) “Award” means, individually or collectively, a grant under this Plan of Options.
          (c) “Award Date” or “Grant Date” means the date on which the grant of an Award is made under this Plan.
          (d) “Beneficial Owners” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

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          (e) “Board” or “Board of Directors” means the Board of Directors of the Company, unless otherwise indicated.
          (f) “Change in Control” means the occurrence, after the Effective Date, of either an “Acquisition of Controlling Ownership” (as defined in clause (i) below), a “Change in the Incumbent Board” (as defined in clause (ii) below), a “Business Combination” (as defined in clause (iii) below), or a “Liquidation or Dissolution” (as defined in clause (iv) below).
               (i) “Acquisition of Controlling Ownership” means the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”). Notwithstanding the foregoing, for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control:
                    (A) any acquisition directly from the Company;
                    (B) any acquisition by the Company;
                    (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or
                    (D) any acquisition by any corporation pursuant to a transaction which complies with paragraphs (A), (B) and (C) of clause (iii) of this Section 2.1(f).
               (ii) “Change in the Incumbent Board” means that individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board. For this purpose, any individual who becomes a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be thereupon considered a member of the Incumbent Board (with his predecessor thereafter ceasing to be a member), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
               (iii) “Business Combination” means the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) unless all of the following occur:
                    (A) all or substantially all of the individuals and entities who were the Beneficial Owners respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries, in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be,
                    (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

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                    (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board or were elected by such majority at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.
               (iv) “Liquidation or Dissolution” means the effective date of a complete liquidation or dissolution of the Company.
          (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          (h) “Committee” means the committee of the Board to administer the Plan pursuant to Article III herein, which shall consist only of “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act or any similar or successor rule.
          (i) “Company” means Access National Corporation or any successor thereto as provided in Article XII herein.
          (j) “Director” means a member of the Board of Directors of Access National Corporation or any of its Subsidiaries or the group known as the “regional” or “advisory” board of the Company or any Subsidiary (including any division of a Subsidiary).
          (k) “Disability” shall mean the Participant’s permanent and total disability as defined by Section 22(e)(3) of the Code.
          (l) “Effective Date” means the date set forth in Section 1.3 of the Plan.
          (m) “Employee” means a common law employee of the Company or its Subsidiaries. Employee does not include Non-Employee Directors.
          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (o) “Fair Market Value” of a Share means the closing market price (that is, the price at which last traded on the principal U.S. market or quotation system) of the Stock on the relevant date if it is a trading date or, if not, on the most recent date on which the Stock was traded prior to such date, as reported by the exchange for the principal U.S. market or principal quotation system on which the Stock is traded; or if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.
          (p) “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI or VII herein, which is designated as an Incentive Stock Option or ISO and is intended to meet the requirements of Section 422 of the Code.
          (q) “Non-Employee Director” means an individual who is a member of the Board of the Company or a Subsidiary or the group known as the “regional” or “advisory” board of the Company or any Subsidiary (including any division of a Subsidiary) and, in either case, who is not an Employee.
          (r) “Non-Qualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article VI or VII herein, which is not intended to be an Incentive Stock Option.
          (s) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

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          (t) “Participant” means an Employee or Non-Employee Director who is granted an Award under the Plan.
          (u) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).
          (v) “Plan” means the Access National Corporation 2009 Stock Option Plan as described and as hereafter from time to time amended.
          (w) “Retirement” means the Participant’s “retirement” as defined in an employment agreement between the Company and the Participant or, if no employment agreement is in effect at the time of termination (or the employment agreement does not define “retirement”), the Participant’s termination of employment on or after the Participant reaches age 65.
          (x) “Stock” or “Shares” means the common stock of the Company.
          (y) “Subsidiary” means, in the case of ISOs, any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (including any entity which becomes a Subsidiary after the Effective Date of the Plan) and, in the case of NQSOs, any subsidiary corporation, partnership, limited liability company, joint venture or other trade or business which is considered to be a single employer together with the Company under Section 414(b) or (c) of the Code (substituting “at least 50%” for “at least 80%” in determining ownership or control therein).
ARTICLE III
Administration
          3.1 The Committee. The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. Subject to limitations under applicable law, the Committee is authorized in its discretion to issue Awards and/or accept notices, elections, consents and/or other forms or communications by Participants by electronic or similar means, including, without limitation, transmissions through e-mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.
          3.2 Delegation of Certain Duties. The Committee may in its sole discretion delegate all or part of its duties and obligations to designated officer(s) to administer the Plan with respect to Awards to Employees who are not subject to Section 16 of the Exchange Act.
          3.3 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Employees and Non-Employee Directors as may be selected by it. Each Award shall be evidenced by an Agreement.
          3.4 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.
          3.5 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act. Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (i) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act (hereafter, “Section 16 Persons”) shall comply with any applicable conditions of Rule 16b-3 and (ii) every provision of the Plan shall be administered, interpreted and construed to carry out the foregoing provisions of this sentence and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

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          3.6 Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee and the members of the Committee or their delegate shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.
ARTICLE IV
Stock Subject to the Plan
          4.1 Number of Shares. Subject to adjustment as provided in Section 4.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 975,000. Except as provided in Sections 4.2 and 4.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.
          4.2 Lapsed Awards or Forfeited Shares. If any Award granted under this Plan (for which no material benefits of ownership have been received) terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.
          4.3 Withholding of Shares as Payment. Any Shares retained by the Company in satisfaction of payment of the Option Price (as defined in Section 6.3 herein) or withholding taxes shall be available again for the grant of an Award under the Plan.
          4.4 Capital Adjustments. The number and class of Shares subject to each outstanding Award, the Option Price and the annual limits and the aggregate number and class of Shares for which Awards thereafter may be made shall be proportionately, equitably and appropriately adjusted in such manner as the Committee shall determine in order to retain the intrinsic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event in which the number or class of Shares is changed. The adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or 409A, as applicable, of the Code.
ARTICLE V
Eligibility
          Persons eligible to participate in the Plan include (i) all Employees who are selected for participation by the Committee in the case of discretionary Awards under the Plan pursuant to Article VI, and (ii) Non-Employee Directors.
ARTICLE VI
Discretionary Stock Options for Employees
          6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that (i) no Employee may be granted Options in any calendar year for more than 50,000 Shares and (ii) that, for ISOs, the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulation thereunder.

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          6.2 Option Agreement. Each Option grant to any Participant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or Non-Qualified Stock Option not intended to be within the provisions of Section 422 of the Code.
          6.3 Option Price. The exercise price per share of Stock (“Option Price”) covered by an Option granted to a Participant shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. In addition, an ISO granted to an Employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock on the Grant Date.
          6.4 Duration of Options. Each Option granted to any Participant shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its Award Date. In addition, no ISO granted to an Employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall be exercisable later than the fifth (5th) anniversary date of its Award Date.
          6.5 Exercisability. Options granted to any Participant under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants. Unless otherwise provided in the Agreement pursuant to which it is received, each Option shall become exercisable two and one-half years following its Grant Date, provided however that, unless otherwise provided in the Agreement pursuant to which it is received, an Option shall be immediately exercisable upon a Change in Control. Unless otherwise provided in the Agreements pursuant to which they are received, all Options (whether or not then vested and exercisable) shall be forfeited upon, and no Options may be exercised after, the Employee’s termination of employment for any reason.
          6.6 Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full in cash unless the Committee authorizes payment in another form. The Committee may, in its sole discretion, allow for payment of the Option Price by cashless or net exercise, by delivery of Shares of Stock valued at Fair Market Value at the time of exercise, delivery of a recourse promissory note, or by another Committee approved method or by a combination of the foregoing. As soon as practicable after receipt of written notice and payment, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name. No Participant who is awarded Options shall have rights as a shareholder until the date of exercise of the Options.
          6.7 Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed or traded and under any blue sky or state securities laws applicable to such Shares.

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          6.8 Nontransferability of Options. Except as specifically provided in an Agreement pursuant to 6.9 below, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, and all Options granted under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
          6.9 Transferability of Certain Options. In addition to nontransferable Options, at the sole discretion of the Committee, Non-Qualified Stock Options may be granted that are transferable during the lifetime of the Participant, provided that no consideration is paid for the transfer. The transferee of an Option shall be subject to all restrictions applicable to the Option prior to its transfer. The Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on Stock issued upon the exercise of any Option such limitations and conditions as the Committee deems appropriate.
          6.10 Repayment of Gain. Unless the Committee provides otherwise in the Agreement pursuant to which they are received, for Options exercised within 90 days prior to or, to the extent allowed, at any time after a Participant’s termination of employment for any reason other than death, Disability or Retirement, the Participant shall pay to the Company within 10 days of such termination the amount of any gain realized as a result of such exercise and the Company shall be entitled to set-off such amount against any amount owed to the Participant by the Company.
ARTICLE VII
Discretionary Options for Directors
          7.1 Director Options. Subject to the terms and provisions of the Plan, Options may be granted to Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to any Participant, provided, however, that no Director may be granted Options in any calendar year for more than 50,000 Shares (provided that this amount shall be reduced by any Options granted in the same calendar year to a Director in his capacity as an Employee). Options granted to Non-Employee Directors shall be designated as Non-Qualified Stock Options. The provisions of Sections 6.2 through 6.9 shall be applicable to Director Options to the extent references are to Participant or Participants and not Employee or Employees.
          7.2 Forfeiture of Director Options. A Director Option which is not then exercisable shall be forfeited if the Director’s membership on the Board ceases on account of his resignation, his failure to be reelected due to his unwillingness to stand for reelection or his removal for cause (as determined by the Committee).
ARTICLE VIII
Change in Control
          In the event of a Change in Control, the Committee, as constituted before such Change in Control, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee (assuming the Agreement with respect to the Award does not already provide for such acceleration); (ii) provide for the purchase or settlement of any such Award by the Company for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.
ARTICLE IX
Modification, Extension and Renewal of Awards
          Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board, accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan and authorize the granting of new Awards pursuant to the Plan in substitution therefor, provided that the exercise price of any Award may not be lowered other than pursuant to Section 4.4 herein and no new or substituted Award may specify a lower exercise price than the surrendered Award. The Committee may also modify the terms of any outstanding Agreement. Notwithstanding the foregoing, however, no modification of an Award shall have the effect of making the Option subject to Code Section 409A (as described in Section 13.8) and no modification of an Award shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

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ARTICLE X
Amendment, Modification and Termination of the Plan
          10.1 Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.
          10.2 Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Section 4.4 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.
ARTICLE XI
Withholding
          11.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant’s FICA or other employment tax obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.
          11.2 Stock Withholding. With respect to withholding required upon the exercise of Non-Qualified Stock Options or upon the occurrence of any other similar taxable event, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections shall be irrevocable and be made in writing, signed by the Participant on forms approved by the Committee in advance of the day that the transaction becomes taxable.
ARTICLE XII
Successors
          All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE XIII
General
          13.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self-regulatory organizations (i.e., exchanges or quotation systems) as may be required.
          13.2 Effect of Plan. The establishment of the Plan shall not confer upon any Employee or Non-Employee Director any legal or equitable right against the Company, a Subsidiary, the Board, or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment of any Employee, nor is it a contract between the Company or any of its Subsidiaries and any Employee. Participation in the Plan shall not give any Employee any right to be retained in the service of the Company or any of its Subsidiaries. Participation in the Plan shall not give any Director any right to be retained as a member of the Board of the Company or any of its Subsidiaries.

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          13.3 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.
          13.4 Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.
          13.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
          13.6 Required Exercise or Forfeiture of Options by Regulators. All Options shall automatically be subject to exercise or forfeiture if the Company’s capital falls below its minimum requirements, as determined by its state or federal primary regulator, and the Company’s primary federal regulator so directs the Company to require such exercise or forfeiture.
          13.7 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation.
          13.8 Section 409A of the Code. The Plan is designed to be exempt from the provisions of Section 409A of the Code and applicable regulations issued thereunder (“Code Section 409A”). The Committee shall interpret and administer the Plan in such manner as to maintain such exemption and shall have the right to amend the Plan and any outstanding Award Agreement in such manner as it deems, in its sole discretion, necessary or appropriate to maintain such exemption. Notwithstanding the foregoing, the Committee shall not be liable to a Participant or any other person if an Option is subject to Code Section 409A or a Participant or any other Person is otherwise subject to any additional tax or penalty under Code Section 409A. Each Participant is solely responsible for the payment of any tax liability (including any taxes and penalties that may arise under Code Section 409A other than the withholding obligations of the Company) that may result from an Option.
          13.9 Share Certificates and Book Entry. To the extent that the Plan provides for issuance of stock certificates to represent shares of Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange. Notwithstanding any other provisions contained in this Plan, in its discretion the Committee may satisfy any obligation to deliver Shares represented by stock certificates by delivering Shares in electronic form or book-entry credit. If the Company issues any Shares in electronic form or book-entry credit that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such Shares describing all applicable terms, conditions and restrictions on transfer.
Adopted by the Board of Directors of Access National Corporation on March 24, 2009 to be effective on May 19, 2009 subject to shareholders’ approval.

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PLEASE MARK VOTES REVOCABLE PROXY X AS IN THIS EXAMPLE With- For All ACCESS NATIONAL CORPORATION For hold Except 2009 ANNUAL MEETING ON MAY 19, 2009 1. To elect two (2) Class I directors to serve until the 2012 Annual Meeting of Shareholders and OR ANY ADJOURNMENT THEREOF until their successors are elected and qualified, as instructed below. This Revocable Proxy is solicited on behalf of the Board of Directors. Class I Nominees: The undersigned shareholder of Access National Corporation (the Corporation) hereby Michael W. Clarke and James L. Jadlos appoints J. Randolph Babbitt and Robert C. Shoemaker, jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the INSTRUCTION: To withhold authority to vote for any individual nominee, mark undersigned, and to vote all shares of the Corporation standing in the name of the “For All Except” and write that nominee’s name in the space provided below. undersigned as of April 1, 2009, at the Annual Meeting of Shareholders to be held Tuesday, May 19, 2009, at 4:00 p.m. at the Corporation’s office located at 1800 Robert Fulton Drive, Reston, Virginia, or any adjournment thereof, on each of the For Against Abstain following matters: 2. To approve the Corporation’s 2009 Stock Option Plan. 3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees in Item 1 and FOR the approval of the Access National Corporation 2009 Stock Option Plan in Item 2. If any other matter shall be brought before the meeting, the shares represented by this proxy will be voted in the discretion of the proxy agents. The undersigned acknowledges receipt from the Corporation prior to the Please be sure to date and sign Date execution of this Revocable Proxy of a Notice of Meeting and of a Proxy Statement this proxy card in the box below. dated April 15, 2009. NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by Sign above authorized person. Detach above card, sign, date and mail in postage paid envelope provided. ACCESS NATIONAL CORPORATION PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.cfpproxy.com/5610